UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0914051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jason Remillard

Chief Executive Officer

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SPECTRUM LAW GROUP, APC

23 Corporate Plaza, Suite 150

Newport Beach, California 92660

(949) 851-4300

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer	[ ]
Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares of Common Stock to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share	4,046,995	$0.3525	$1,426,566	$185.17

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common stock on the OTC Pink Market on January 24, 2020. The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.
(3)	The fee is calculated by multiplying the aggregate offering amount by 0.0001298, pursuant to Section 6(b) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [●], 2020

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

DATA443 RISK MITIGATION, INC.

4,046,995 Shares of Common Stock

The selling stockholder identified in this Prospectus may offer an indeterminate number of shares of the Company’s common stock, par value $0.001 per share, which will consist of up to $5,000,000 of shares of common stock held by PAG Group, LLC (“PAG”), which is the “selling stockholder” hereunder, pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated January 24, 2020. If issued presently, the 4,046,995 shares of common stock registered for resale by PAG would represent 33 % of our issued and outstanding shares of common stock (excluding shares owned by affiliates of the Company, as of January 24 2020.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by PAG. However, we will receive proceeds from our initial sale of shares to PAG pursuant to the Financing Agreement. We will sell shares to PAG at a price equal to 90% of the lowest closing price of our common stock during the ten (10) consecutive trading day period immediately prior to the date on which we deliver a put notice to PAG (the “Market Price”). There will be a minimum of ten (10) trading days between purchases.

PAG is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the Pink Sheets tier.” On January 24, 2020, the reported closing price of our common stock was $0.28 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTC Markets, there has been limited and fluctuating trading volume. There is no guarantee that an active trading market will develop in our securities.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and, as such, have elected to comply with certain reduced public disclosure requirements for this Prospectus and future filings. This Prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is              , 2020

You should rely only on the information contained in this Prospectus and in any free writing Prospectus that we may provide to you in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with information different from, or in addition to, that contained in this Prospectus or any such free writing Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the underwriter is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus, and the information in any free writing Prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we, nor any of our officers, directors, agents or representatives or the underwriter, makes any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this Prospectus or any free writing Prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

In this Prospectus, “we”; “us”; “our”; the “Company”; the “company”; and, “ATDS” refer to DATA443 RISK MITIGATION, INC., a Nevada corporation, and where appropriate, its subsidiaries, unless expressly indicated or the content requires otherwise.

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INFORMATION SUMMARY

This summary highlights information about this offering and the information included in this Prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire Prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision.

Company Organization

The Company was incorporated as a Nevada corporation on May 4, 1998, under the name LandStar, Inc., for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. We changed the name of the company on October 15, 2019 to Data443 Risk Mitigation, Inc. Historical common and preferred stock amounts for issued, outstanding, and authorized discussed are actual amounts at the time of the event and do not reflect the effects of post reverse split adjustments that are retroactively adjusted within the consolidated financial statements and related notes presented for the three and nine months ended September 30, 2019 and 2018, and as of December 31, 2018.

From incorporation through December 31, 1998, the Company had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors of the Company. These transactions also changed our focus to the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company. In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value, and 150,000,000 shares of preferred stock, $0.01 par value. Preferred stock. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value, further amended the Articles to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

We were effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company; and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer of the company and Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

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In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending September 30, 2019.

In April 2018, we amended the designation for our Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, we amended and restated our Articles of Incorporation. The total authorized number of shares to 8,888,000,000 shares of common stock, $0.001 par value, and 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. In consideration of the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2018.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform as part of the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of our 10-month promissory note, and (iii) 164,533,821 shares of our common stock.

On February 6, 2019 we agreed to issue a total of 418,451,781 restricted shares of its common stock for subscriptions of $500,000. In connection with the issuance of the shares, we also agreed to issue to the subscribers warrants to acquire a total of 218,413,977 shares of our common stock at a strike price of $0.0029 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 7, 2019, we entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, we were granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the goodwill of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months one through six; (iii) monthly payments in the amount of $30,000 per month during months seven through 17; and (iv) in month 18, final payment in the amount of $765,000. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement.

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On June 26, 2019 we furnished notice to the holders of record of our outstanding shares of (i) common stock, $0.001 par value per share and (ii) Convertible Preferred Series A Stock, $0.001 par value per share (“Series A Preferred Stock”), that as of June 24, 2019 (the “Record Date”) and on that date, in accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”), a stockholder of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Stockholder”) approved the following corporate actions:

(1) Amendment of our articles of incorporation (“Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock, $0.001 par value per share, from 15,000,000,000 shares to 60,000,000 shares (the “Authorized Common Stock Reduction”);

(2) Amendment of our Articles of Incorporation to provide for a decrease in the authorized shares of the Company’s preferred stock, $0.001 par value per share, from 50,000,000 shares to 337,500 shares (the “Authorized Preferred Stock Reduction”);

(3) That the Board of Directors of the Company (the “Board of Directors”) be authorized to implement a reverse stock split of the Company’s common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share, each at a ratio of 1:750 (the “Reverse Stock Split”);

(4) Adoption of the LandStar, Inc. 2019 Omnibus Stock Incentive Plan (the “2019 Plan”); and

(5) Amendment of our Articles of Incorporation to change our corporate name from “LandStar, Inc.” to “Data443 Risk Mitigation, Inc.” (the “Name Change”).

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of September 30, 2019, these shares have not been issued and are recorded as a stock subscription from a business combination.

On October 15, 2019, we filed our name change with the State of Nevada, which also included the other changes to our Articles of Incorporation as noted above. These actions were approved by FINRA on October 28, 2019, and as of October 29, 2019, the (i) Authorized Common Stock Reduction; (ii) Authorized Preferred Stock Reduction; (iii) Reverse Stock Split; and, (iv) Name Change all became effective. As a result of the Reverse Stock Split being effected prior to the issuance of our consolidated financial statements for the period ended September 30, 2019, we retroactively adjusted all amounts of issued, outstanding, and authorized common and preferred shares within the consolidated financial statements and related footnotes for the three and nine months ended September 30, 2019 and 2018, and as of December 31, 2018.

Business Overview

We are in the data security and privacy business, operating today as a software and services provider. Data security and privacy legislation is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

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We intend to sell substantially all of our products and services directly to end-users, though some sales may also be effected through channel partners, including distributors and resellers which sell to end-user customers. We believe that our sales model, which combines the leverage of a channel sales model with our own highly trained and professional sales force, will play a significant role in our ability to grow and to successfully deliver our value proposition for data security. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more who can make larger purchases with us over time and have a greater potential lifetime value.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

●	We will need additional capital to fund our operations;

●	There is substantial doubt about our ability to continue as a going concern;

●	We will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	We are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	Our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	We have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	We have never paid and do not intend to pay cash dividends;

●	Our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	The other factors described in “Risk Factors.”

Corporate Information

Our principal executive offices are located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560, and our telephone number is (919) 858-6542.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

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Offering Summary

Shares of common stock currently outstanding	12,311,698 shares

Shares of common stock being offered	4,046,995 shares of common stock issuable to PAG under the terms of a Securities Purchase Agreement dated January 24, 2020

Common stock to be outstanding immediately after this offering[1]	16,358,693 shares

Offering price per share	The selling stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholder. However, we will receive proceeds from our initial sale of shares to PAG, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for general corporate and working capital purposes, and potential acquisitions.

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 8 and the other information in this Prospectus.

OTC Pink trading symbol	Our common stock is quoted on the OTC Pink under the symbol “ATDS.”

1 The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 12,311,698 shares outstanding as of January 24, 2020, and excluding 4,046,995 shares of common stock issuable in this offering.

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Financial Summary

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus. The summary financial data as of December 31, 2018 and December 31, 2017, and for the fiscal years ended December 31, 2018 and 2017 was derived from our audited financial statements included elsewhere in this Prospectus. The summary financial data as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018, was derived from our unaudited interim financial statements included elsewhere in this Prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this Prospectus.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
Statement of Operations Data:	2019	2018	2018	2017

Revenue	$1,129,785	$-	$28,722	$-
Cost of goods sold	(11,392)	-	-	-
Total operating expenses	(3,741,375)	(1,854,051)	(2,230,025)	(51,900)
Total other (expenses) income	6,650,312	(3,180,487)	(12,861,308)	(276,562)
Net Income (Loss)	$4,027,330	$(5,034,538)	$(15,091,333)	$(328,462)
Net Income (Loss) per Common Share, Basic	$0.45	$(0.82)	$(2.59)	$(0.06)
Net Income (Loss) per Common Share, Diluted	$0.42	$(0.82)	$(2.59)	$(0.06)
Weighted Average Number of Shares Outstanding, Basic	8,853,850	6,126,544	5,816,217	5,263,569
Weighted Average Number of Shares Outstanding, Diluted	9,607,448	6,126,544	5,816,217	5,263,569

	As of
Balance Sheet Data:	September 30, 2019	December 31, 2018	December 31, 2017

Cash	$60,051	$324,935	$4,478
Working Capital Deficiency	(7,034,976)	(13,937,457)	(607,370)
Total Assets	6,461,180	2,114,768	4,478
Total Liabilities	8,388,842	14,422,142	611,848
Additional Paid-In Capital	15,038,604	8,689,353	1,356,164
Accumulated Deficit	(16,976,214)	(21,003,544)	(5,912,211)
Total Stockholders’ Deficit	$(1,927,662)	$(12,307,374)	$(607,370)

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Special Information Regarding Forward-Looking Statements

Some of the statements in this Prospectus are “forward-looking statements”. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

Risks Related to Our Business and Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our products and services.

Our industry is categorized by rapid technological progression, ever increasing innovation, changes in customer requirements, legal and regulatory compliance mandates, and frequent new product introductions. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our clients in all aspects of data security, we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products or expand the functionality of our current products in a timely manner or at all. Even if we are able to anticipate, develop and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance. Should we fail to do so, our business may be adversely affected and in the worst possible scenario, we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

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We intend to acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

Our success will depend, in part, on our ability to expand our solutions and services and grow our business in response to changing technologies, customer demands and competitive pressures. It is our express plan to do so through the acquisition of, or investment in, new or complementary businesses and technologies rather than through internal development. The identification of suitable acquisition or investment candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions or investments. The risks we face in connection with acquisitions and/or investments include:

●	an acquisition may negatively affect our operating results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by stockholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;
●	we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire;
●	an acquisition or investment may disrupt our ongoing business, divert resources, increase our expenses and distract our management;
●	an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;
●	we may encounter difficulties in, or may be unable to, successfully sell any acquired products or effectively integrate them into or with our existing solutions;
●	our use of cash to pay for acquisitions or investments would limit other potential uses for our cash;
●	if we incur debt to fund any acquisitions or investments, such debt may subject us to material restrictions on our ability to conduct our business; and
●	if we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could adversely affect our business, operating results and financial condition.

We will face intense competition in our market, especially from larger, well established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data security and data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services, and smaller companies offering point solutions for specific identity and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address identity and data governance requirements. Our principal competitors vary depending on the product we offer. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages, such as:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;
●	broader product offerings and market focus;
●	greater resources to develop technologies or make acquisitions;
●	more expansive intellectual property portfolios;
●	broader distribution and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical and other resources.

Given their larger size, greater resources and existing customer relationships, our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Our competitors may also seek to extend or supplement their existing offerings to provide data security and data governance solutions that more closely compete with our offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than a new or additional supplier regardless of product performance or features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future. Some of our competitors have made acquisitions or entered into strategic relationships to offer a more comprehensive product than they individually had offered. Companies and alliances resulting from these possible consolidations and partnerships may create more compelling product offerings and be able to offer more attractive pricing, making it more difficult for us to compete effectively. In addition, continued industry consolidation may adversely impact customers’ perceptions of the viability of small and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition and operating results.

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We are dependent on the continued services and performance of our chief executive officer, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our chief executive officer and sole director, Jason Remillard, to successfully manage our company, to execute on our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of Mr. Remillard could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our chief executive officer and sole director, Jason Remillard, lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to Mr. Remillard’s lack of experience with publicly-traded companies and their reporting requirements in general. Notwithstanding Mr. Remillard’s recent experience as our CEO and his commitment to best public company practices, there is no assurance he will be successful.

A failure to hire and integrate additional sales and marketing personnel or maintain their productivity could adversely affect our results of operations and growth prospects.

Our business requires intensive sales and marketing activities. Our sales and marketing personnel are essential to attracting new customers and expanding sales to the customers we recently acquired through acquisitions; this is key to our future growth. We face a number of challenges in successfully expanding our sales force. We must locate and hire a significant number of qualified individuals, and competition for such individuals is intense. We may be unable to achieve our hiring or integration goals due to a number of factors, including, but not limited to, the number of individuals we hire; challenges in finding individuals with the correct background due to increased competition for such hires; and increased attrition rates among new hires and existing personnel. Furthermore, based on our past experience, it often can take up to 12 months before a new sales force member is trained and operating at a level that meets our expectations. We plan to invest significant time and resources in training new members of our sales force, and we may be unable to achieve our target performance levels with new sales personnel as rapidly as we have done in the past due to larger numbers of hires or lack of experience training sales personnel to operate in new jurisdictions. Our failure to hire a sufficient number of qualified individuals, to integrate new sales force members within the time periods we have achieved historically or to keep our attrition rates at levels comparable to others in our industry may materially impact our projected growth rate.

If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers and maintain and expand those customer relationships, our revenues will grow more slowly than expected, and our business will be harmed.

Our future growth also depends upon expanding sales of our products to existing customers and their organizations. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business would suffer.

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If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely on channel partners, such as distribution partners and resellers, to sell licenses and support and maintenance agreements. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Further, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. A termination of the agreement has no effect on orders already placed. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition or cash flows could be adversely affected.

Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. All of these steps are taken in order to mitigate the risk of attack and to ensure our readiness to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, trademarks, copyrights, patents and other intellectual property rights. We attempt to protect our intellectual property under patent, trademark, copyright and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time-consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that we have an absolute right to practice the patented invention.

Our policy is to require our employees (and our consultants and service providers that develop intellectual property included in our products) to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to obtain adequate protection of our intellectual property.

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The data security, cyber-security, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time-to-time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.

Real or perceived errors, failures or bugs in our technology could adversely affect our growth prospects.

Because we use complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, and equipment and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we do not generally face in the United States. These risks include:

●	political instability, war, armed conflict or terrorist activities;
●	challenges developing, marketing, selling and implementing our technology and solutions caused by language, cultural, and ethical differences and the competitive environment;
●	heightened risks of unethical, unfair or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data usage and increased penalties for failure to comply with applicable laws, particularly in the EU;
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;

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●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value added tax systems, restrictions on the repatriation of earnings and changes in tax rates;
●	uncertainty around how the United Kingdom’s decision to exit the EU will impact its access to the European Union Single Market, the related regulatory environment, the global economy, and the resulting impact on our business; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

The adoption of the recent tax reform and the enactment of additional legislation changing the United States taxation of international business activities could materially impact our financial position and results of operations.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”), which significantly reformed the Internal Revenue Code. The TCJA, among other things, included changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, restricts the use of net operating loss carry-forwards arising after December 31, 2017, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on our business. Due to the proposed expansion of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations. Further, foreign governments may enact tax laws in response to the TCJA that could result in further changes to global taxation and materially affect our financial position and results of operations. The impact of the TCJA on holders of our securities is uncertain. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls.

Our business is subject to the risks of fire, power outages, floods, earthquakes and other catastrophic events, and to interruption by manmade problems such as terrorism.

A significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism could cause disruptions in our business or the business of channel partners, customers or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

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Any failure to offer high-quality customer service may adversely affect our relationships with our customers and our financial results.

Our customers depend on our customer success organization to manage the post-sale customer lifecycle, including to implement new applications for our customers, provide training and ongoing education services and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our customer success services. We also may be unable to modify the format of our customer success services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

If the market for cloud-based enterprise work management applications develops more slowly than we expect, or declines, our business could be adversely affected.

The market for cloud-based enterprise work management applications is not as mature as the market for legacy on-premise enterprise systems, and it is uncertain whether cloud-based applications will achieve and sustain high levels of customer demand and market acceptance. Our success will depend to a substantial extent on increased adoption of cloud-based applications, and of our enterprise work management software applications in particular. Many large organizations have invested substantial personnel and financial resources to integrate legacy on-premise enterprise systems into their businesses, and therefore may be reluctant or unwilling to migrate to cloud-based applications or away from their traditional vendors or to new practices because of the organizational changes often required to successfully implement new enterprise work management systems. In addition, we do not know whether the adoption of enterprise work management software will continue to grow and displace manual processes and traditional tools, such as paper-based techniques, spreadsheets and email. It is difficult to predict customer adoption rates and demand for our applications, the future growth rate and size of the cloud-based software application market or the entry of competitive products. The expansion of the cloud-based software application market depends on a number of factors, including the cost, performance and perceived value associated with cloud-based applications, as well as the ability of cloud-based application companies to address security and privacy concerns. If other cloud-based software application providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based applications as a whole, including our enterprise work management applications, may be negatively affected. If cloud-based applications do not achieve widespread adoption, or there is a reduction in demand for cloud-based applications caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in corporate spending or otherwise, our revenues may decrease and our business could be adversely affected.

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. For example, in September 2019, we acquired certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to enhance the features and functionality of our applications, expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

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●	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business; and

●	acquired technologies, products or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:

●	issues in integrating the target company’s technologies, products or businesses with ours;

●	incompatibility of marketing and administration methods;

●	maintaining employee morale and retaining key employees;

●	integrating the cultures of both companies;

●	preserving important strategic customer relationships;

●	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

●	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

●	issue common stock that would dilute our current stockholders’ ownership percentage;

●	use a substantial portion of our cash resources;

●	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

●	assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

●	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

●	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

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●	incur amortization expenses related to certain intangible assets;

●	lose existing or potential contracts as a result of conflict of interest issues;

●	become subject to adverse tax consequences or deferred compensation charges;

●	incur large and immediate write-offs; or

●	become subject to litigation.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	demand for data security;

●	our ability to retain existing customers or encourage repeat purchases;

●	advertising and other marketing costs; and

●	general economic conditions.

The variability and unpredictability of these and other factors, many of which are outside of our control, could result in our failing to meet or exceed financial expectations for a given period. If our operating results in future quarters fall below the expectations of investors or any securities analysts that cover our stock, the price of our common stock could decline substantially.

The JOBS Act allows us to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will be, among other things:

●	exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

●	permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which we would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

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Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Adverse economic conditions may negatively impact our business.

Our business depends on the overall demand for information technology and on the economic health of our current and prospective customers. Any significant weakening of the economy in the United States or Europe, or of the global economy, more limited availability of credit, a reduction in business confidence and activity, decreased government spending, economic uncertainty and other difficulties may affect one or more of the sectors or countries in which we sell our solutions. Global economic and political uncertainty may cause some of our customers or potential customers to curtail spending generally or IT and data security spending specifically and may ultimately result in new regulatory and cost challenges to our operations. In addition, a strong dollar could reduce demand for our products in countries with relatively weaker currencies. These adverse conditions could result in reductions in sales of our solutions, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events could have an adverse effect on our business, operating results and financial position.

Risks Related to this Offering and Ownership of Our Securities

Our common stock is currently quoted on the OTC Pink under the trading symbol “ATDS.” However, trading in stocks quoted on the OTC Pink is often thin. Therefore, you may be unable to liquidate your investment in our stock.

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

We may not be successful in our attempts to list on a higher trading platform or exchange. As such, trading in our stock may be limited and you may not be able to liquidate your investment in our stock.

We intend to list our shares of common stock on higher trading platform (such as the OTC QB) or a national exchange (such as the New York Stock Exchange or NASDAQ. However, there is no assurance we will be successful. The OTC Pink is significantly more limited market than the New York Stock Exchange or the NASDAQ stock market. The quotation of our shares of common stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of September 30, 2019, we had an accumulated deficit of $16,976,214. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2018 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because our stock traded on OTC Pink rather than being listed on a national securities exchange, research analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s prior written agreement to the transaction;
●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;
●	the success of competitive products or technologies;
●	announcements about us or about our competitors, including new product introductions and commercial results;
●	the recruitment or departure of key personnel;
●	litigation and other developments;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us; and
●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for Pink Sheet companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have outstanding two classes of stock, common stock and preferred stock; the preferred stock consists of one series, designated as Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to holders of common stock at a conversion ratio of 15,000 votes for each share of Series A Preferred Stock.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses. These provisions may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs.

Our sole director and chief executive officer, Jason Remillard, holds 1,334 shares of our Series A Preferred Stock (each share votes as the equivalent of 15,000 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, Mr. Remillard would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.

This concentration of voting power could delay or prevent a change of control of our company on terms that other stockholders may desire, which could deprive our stockholders from receiving a premium for their common shares. Concentrated ownership and control by Mr. Remillard could adversely affect the price of our common stock. Any material sales of common stock by Mr. Remillard, for example, could adversely affect the price of our common stock.

The interests of Mr. Remillard and his affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of Mr. Remillard.

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Provisions in our articles of incorporation and bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

We will incur increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. We estimate that we will incur approximately $150,000 to $200,000 in 2020 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	maintain policies relating to disclosure controls and procedures;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of common stock outstanding stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

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We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Articles of Incorporation authorizes the issuance of 60,000,000 shares of common stock, of which 12,311,698 shares were issued and outstanding as of January 24, 2020. In addition, 47,739,123 shares are reserved for future issuance pursuant to outstanding warrants, convertible notes, our stock incentive plan, or otherwise. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also may make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our shares of common stock are thinly traded, and therefore the price may not accurately reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to affect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

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Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Financing Agreement.

The sale of our common stock to PAG Group, LLC in accordance with the Financing Agreement may have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to PAG in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing stockholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

PAG Group, LLC will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Financing Agreement will be purchased at a ten percent (10%) discount, or ninety percent (90%) of the lowest closing price for our common stock during the ten (10) consecutive trading days immediately preceding the date on which we issue a Put Notice to PAG (as provided for in the Financing Agreement).

PAG has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If PAG sells our shares, the price of our common stock may decrease. If our stock price decreases, PAG may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

The lowest closing price of our common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.26. At that price we would be able to sell shares to PAG under the Financing Agreement at the discounted price of $0.234. At that discounted price, the 4,046,995 shares would only represent $946,997, which is far below the full amount of the Financing Agreement.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our security holders.

Since our common stock is currently quoted on the OTC Pink, our stockholders may face significant restrictions on the resale of our securities due to state “blue sky” laws and the sale of shares of our securities in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. Since our common stock is currently quoted on the OTC Pink, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification. In addition, since our common stock is currently quoted on the OTC Pink, the shares of our common stock sold in this offering are not “covered securities” for purposes of the Securities Act. The term “covered security” applies to securities preempted under federal law from state securities registration requirements due to their oversight by federal authorities and self-regulatory authorities, such as national securities exchanges. Because our common stock is not a “covered security,” the sale of shares of our common stock in this offering is subject to compliance with “blue sky” laws in each state or an exemption therefrom.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this Prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this Prospectus, which include, but are not limited to, the following:

●	we will need additional capital to fund our operations;

●	there is substantial doubt about our ability to continue as a going concern;

●	we will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	we are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	we have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	the market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	we have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	we have never paid and do not intend to pay cash dividends;

●	our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the selling stockholder. However, we will receive proceeds from our initial sale of shares to PAG, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for general corporate and working capital purposes, potential acquisitions, or for other purposes that the Board of Directors, in good faith, deems to be in the best interests of the Company.

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DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Financing Agreement. PAG may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this Registration Statement are not being offered for purchase. The shares are being registered on behalf of the selling shareholder pursuant to the Financing Agreement.

SELLING STOCKHOLDER

The selling stockholder identified in this Prospectus may offer and sell up to 4,046,995 shares of our common stock, which consists of shares of common stock to be sold by PAG pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by PAG would represent approximately 33% of our issued and outstanding shares of common stock as of January 24, 2020.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this Prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

PAG will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholder may offer some or all of the common stock under the offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 12,311,698 shares of our common stock outstanding as of January 24, 2020.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this Prospectus forms a part.

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	Shares Owned by the Selling Stockholders before the	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Being Offered		# of Shares (2)	% of Class (2)
PAG Group, LLC (3)	0	4,046,995	(4)	33	33%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2) Because the selling stockholders may offer and sell all or only some portion of the 4,046,995 shares of our common stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3) Gary Kouletas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by PAG Group, LLC.

(4) Consists of up to 4,046,995 shares of common stock to be sold by PAG pursuant to the Financing Agreement.

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PRICE RANGE OF THE REGISTRANT’S COMMON EQUITY

Our common stock is quoted on the OTC Pink tier of the OTC Markets, Inc. under the symbol “ATDS.” Our stock has been thinly traded on the OTC Pink and there can be no assurance that a liquid market for our common stock will ever develop. The tables below reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. All per share amounts are adjusted for the reverse stock split of 1-for-750 shares of common stock, which became effective on October 29, 2019.

Fiscal Year Ended December 31, 2017	High	Low
First Quarter	$0.0752	$0.0075
Second Quarter	$0.0752	$0.0752
Third Quarter	$0.6767	$0.0752
Fourth Quarter	$0.9774	$0.0752

Fiscal Year Ended December 31, 2018	High	Low
First Quarter	$20.00	$0.3759
Second Quarter	$13.7594	$6.391
Third Quarter	$10.594	$3.0075
Fourth Quarter	$7.3684	$1.2782

Fiscal Year Ended December 31, 2019	High	Low
First Quarter	$4.4361	$1.4286
Second Quarter	$1.8045	$0.4511
Third Quarter	$0.7519	$0.3008
Fourth Quarter	$1.90	$0.30

As of January 24, 2020, the last reported sales price reported on the OTC Markets, Inc. for our common stock was $0.28 per share. As of the date of this Prospectus, we had approximately 519 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223.

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DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

THE OFFERING

On January 24, 2020, we entered into an Equity Financing Agreement (the “Financing Agreement”) with PAG Group, LLC (“PAG”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to PAG, up to $5,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $5,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that PAG agreed to offer us in funding. In connection with the Financing Agreement, we executed a promissory note dated January 24, 2020, in the principal amount of $10,000 (the “Note”) as payment of the commitment fee for the Financing Agreement. The Note bears -0- interest so long as there is no breach under the Note. The Note is repayable in two equal installments of $5,000 each, payable from the proceeds received by the Company on each the first two closings under the Financing Agreement. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement was approximately $0.3525, the registration statement covers the offer and possible sale of $1,426,566 worth of our shares.

The purchase price of the common stock will be set at ninety percent (90%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which we deliver a put notice to PAG. In addition, there is an ownership limit for PAG of 4.99%.

PAG is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by PAG after delivery of a put notice of such number of shares reasonably expected to be purchased by PAG under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. PAG is not required to purchase the put shares unless:

●	our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

●	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

●	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by PAG. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or PAG’s rights thereunder may be assigned to any other person.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	privately negotiated transactions;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

-	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

PAG is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. PAG has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this Prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to PAG under the Financing Agreement. Neither the Financing Agreement with PAG nor any rights of the parties under the Financing Agreement with PAG may be assigned or delegated to any other person.

We have entered into an agreement with PAG to keep this Prospectus effective until PAG (i) has sold all of the common shares purchased by it under the Financing Agreement and (ii) has no further right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholder.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

As of January 24, 2020, we are authorized to issue 60,000,000 shares of common stock, par value $0.001 per share, of which 12,311,698 shares of common stock were issued and outstanding; and, 337,500 shares of preferred stock, par value $0.001 per share, of which 1,334 shares are designated Series A Preferred Stock, of which 1,334 shares of Series A Preferred Stock were issued and outstanding. In addition, an aggregate of 47,739,123 shares of common stock are reserved for issuance upon the exercise of conversion rights under convertible notes issued by the Company.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares or a majority of the stockholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Series A Preferred Stock

The terms of the Series A Preferred Stock are set forth below.

All issued and outstanding shares of Series A Preferred Stock are held by Jason Remillard, Chief Executive Officer and sole director of the Company.

Seniority. The shares of Series A Preferred Stock rank senior to the common stock.

Dividends. The shares of Series A Preferred Stock are not entitled to receive any dividends in any amount.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $0.125 per share (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Series A Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series A Preferred Stock. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company for these purposes.

Voting. Except as required by law, each holder of outstanding shares of Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the holders of common stock. The holders of Series A Preferred Stock are entitled to fifteen thousand (15,000) votes per share of Series A Preferred Stock.

Optional Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time, into seven hundred fifty (750) shares of common stock, subject to customary adjustments in the event of reclassifications, consolidations and mergers.

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Convertible Notes

Outstanding notes convertible into shares of our common stock are as follows:

1)	Convertible note held by Auctus Fund, LLC, which Jason Remillard has a right to acquire on or before June 30, 2020. The current outstanding principal balance of the note as of January 24, 2020 is $600,000. Auctus Fund has agreed to not exercise any conversion rights under the note until July 01, 2020. The note (i) accrues interest at the rate of 12% per annum, and (ii) can be converted into shares of our common stock at the lesser of $1.125, or a 50% discount to the lowest trading price during the twenty-five consecutive trading days immediately preceding the date of conversion, subject to Auctus agreeing to no conversions until July 01, 2020.

2)	Convertible note held by Blue Citi LLC (“Blue Citi”) for a total principal amount of $1,700,000 as of January 24, 2020. The note (i) accrues interest at the rate of 12% per annum, and (ii) is due and payable March 31, 2021. With regard to conversions of the note into common stock, (i) the maximum percentage of ownership of common stock which Blue Citi may own at any time is 4.99%; (ii) $270,000 of principal under the Note shall not be available for conversion until July 1, 2020; (iii) Blue Citi may convert up to $500,000 under the Note during each calendar month; (iv) notwithstanding subparagraph (iii), above, Blue Citi may convert any and all amounts owed to it by the Company which are available for conversion in the event there is at least $500,000 in trading volume each day for five (5) consecutive trading days; (v) the parties will work cooperatively on all conversions; and, (vi) the conversion price will be equal to sixty percent (60%) of the lesser of the lowest trading price of our Common Stock for (A) the 20-days immediately preceding December 31, 2019; or, (ii) the 20-days immediately preceding the date of conversion.

(3)	Convertible Note held by SMEA2Z, LLC for a total principal amount of $608,850 as of January 24, 2020. Jason Remillard has acquired this note and has up to and until July 1, 2020 to remit the full purchase price to Smea2z LLC. Until that time, Smea2z, LLC has agreed that it will not exercise any conversion rights under the note. The note (i) accrues interest at the rate of 12% per annum; (ii) can be converted upon maturity or an event of default into shares of our common stock at a 35% discount to the lesser of the lowest trading price during the twenty consecutive trading days immediately preceding (x) June 19, 2019 and (y) the date of conversion; and, (iii) is due and payable April 15, 2020.

(4)	Convertible note held by Blue Citi LLC, which was originally issued to AFT Funding Group, LLC (Blue Citi LLC acquired the Note) for a total principal amount of $444,150 as of January 24, 2020. The note (i) accrues interest at the rate of 12% per annum, (ii) can be converted upon maturity or an event of default into shares of our common stock at a 35% discount to the lowest trading price during the twenty consecutive trading days immediately preceding (x) June 19, 2019 and (y) the date of conversion, and, (iii) is due and payable April 15, 2020.

Other Warrants and Options

The Company has other warrants and options issued and outstanding to purchase an aggregate of 2,191,561 shares of common stock at prices ranging from $0.49 to $3.49, expiring on various dates through 2030.

Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our articles of incorporation opt out of these provisions, as provided for in the NRS, and accordingly, the combinations with interested stockholders statutes are not applicable to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2019 and 2018 should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Prospectus.

All references to “Data443”, “LandStar,” “we,” “our,” “us” and the “Company” in this Item 2 refer to Data443 Risk Mitigation, Inc.

The discussion in this section contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “would” or “will” or the negative of these terms or other comparable terminology, but their absence does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which could cause our actual results to differ from those projected in any forward-looking statements we make. Several risks and uncertainties we face are discussed in more detail under the section titled “Risk Factors” in this Prospectus, and in the discussion and analysis below. You should, however, understand that it is not possible to predict or identify all risks and uncertainties and you should not consider the risks and uncertainties identified by us to be a complete set of all potential risks or uncertainties that could materially affect us. You should not place undue reliance on the forward-looking statements we make herein because some or all of them may turn out to be wrong. We undertake no obligation to update any of the forward-looking statements contained herein to reflect future events and developments, except as required by law. The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this Prospectus.

Overview

LandStar, Inc. was incorporated as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. We changed the name of the company on October 15, 2019 to Data443 Risk Mitigation, Inc. Historical common and preferred stock amounts for issued, outstanding, and authorized discussed are actual amounts at the time of the event and do not reflect the effects of post reverse split adjustments that are retroactively adjusted within the consolidated financial statements and related notes presented for the three and nine months ended September 30, 2019 and 2018, and as of December 31, 2018.

From incorporation through December 31, 1998, the Company had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors of the Company. These transactions also changed our focus to the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value, and 150,000,000 shares of preferred stock, $0.01 par value. Preferred stock. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

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In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value, further amended the Articles to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

We were effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company; and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer of the company and Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending September 30, 2019.

In April 2018, we amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, we amended and restated our Articles of Incorporation. The total authorized number of shares to 8,888,000,000 shares of common stock, $0.001 par value, and 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. In consideration of the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2018.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

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On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform as part of the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of our 10-month promissory note, and (iii) 164,533,821 shares of our common stock.

On February 6, 2019 we agreed to issue a total of 418,451,781 restricted shares of its common stock for subscriptions of $500,000. In connection with the issuance of the shares, we also agreed to issue to the subscribers warrants to acquire a total of 218,413,977 shares of our common stock at a strike price of $0.0029 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 7, 2019 we converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 7, 2019, we entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, we were granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the goodwill of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months one through six; (iii) monthly payments in the amount of $30,000 per month during months seven through 17; and (iv) in month 18, final payment in the amount of $765,000. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement.

On April 16, 2019 we converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On May 21, 2019 we converted $30,000 of a promissory note into 600,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On June 26, 2019 we furnished to the holders of record of our outstanding shares of (i) common stock, $0.001 par value per share and (ii) Convertible Preferred Series A Stock, $0.001 par value per share (“Series A Preferred Stock”), that as of June 24, 2019 (the “Record Date”) that on June 24, 2019, in accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”), a stockholder of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Stockholder”) approved the following corporate actions:

(1) Amendment of our articles of incorporation (“Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock, $0.001 par value per share, from 15,000,000,000 shares to 60,000,000 shares (the “Authorized Common Stock Reduction”);

(2) Amendment of our Articles of Incorporation to provide for a decrease in the authorized shares of the Company’s preferred stock, $0.001 par value per share, from 50,000,000 shares to 337,500 shares (the “Authorized Preferred Stock Reduction”);

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(3) That the Board of Directors of the Company (the “Board of Directors”) be authorized to implement a reverse stock split of the Company’s common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share, each at a ratio of 1:750 (the “Reverse Stock Split”);

(4) Adoption of the LandStar, Inc. 2019 Omnibus Stock Incentive Plan (the “2019 Plan”); and

(5) Amendment of our Articles of Incorporation to change our corporate name from “LandStar, Inc.” to “Data443 Risk Mitigation, Inc.” (the “Name Change”).

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of September 30, 2019, these shares have not been issued and are recorded as a stock subscription from a business combination.

On October 15, 2019, we filed our name change with the State of Nevada, which also included the other changes to our Articles of Incorporation as noted above. These actions were approved by FINRA on October 28, 2019, and as of October 29, 2019, the (i) Authorized Common Stock Reduction; (ii) Authorized Preferred Stock Reduction; (iii) Reverse Stock Split; and, (iv) Name Change all became effective. As a result of the Reverse Stock Split being effected prior to the issuance of our consolidated financial statements for the period ended September 30, 2019, we retroactively adjusted all amounts of issued, outstanding, and authorized common and preferred shares within the consolidated financial statements and related footnotes for the three and nine months ended September 30, 2019 and 2018, and as of December 31, 2018.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies, relating to the treatment and recording of certain accounting transactions. Unless otherwise discussed herein, management of the Company has determined that these recent accounting pronouncements will not have a material impact on the financial position or results of operations of the Company.

In February 2016, the FASB issued ASU No. 2016-02, Leases, subsequently amended by ASU No. 2018-01, ASU No. 2018-10 and ASU No. 2018-11 (collectively, “ASC 842”), which requires lessees to recognize most leases on their balance sheets as a right-of-use (“ROU”) asset with a corresponding lease liability. Additional qualitative and quantitative disclosures are also required. The Company adopted the standard effective January 1, 2020 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. The Company adopted the following practical expedients and elected the following accounting policies related to this standard update: (a) the option to not reassess prior conclusions related to the identification, classification and accounting for initial direct costs for leases that commenced prior to January 1, 2020; (b) short-term lease accounting policy election allowing lessees to not recognize ROU assets and liabilities for leases with a term of 12 months or less; and, (c) the option to not separate lease and non-lease components for certain equipment lease asset categories. The Company’s accounting for finance leases (previously referred to as capital leases under ASC 840) will remain substantially unchanged. The standard will not materially impact operating results or liquidity.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which we have been prepared in accordance with U.S. generally accepted accounting principles. In preparing our consolidated financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

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While our significant accounting policies are described in more detail in Note 1 of our consolidated Quarterly financial statements included in this Prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements:

Assumption as a Going Concern

Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. However, given our current financial position and lack of liquidity, there is substantial doubt about our ability to continue as a going concern.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;

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●	quoted prices for identical or similar assets or liabilities in inactive markets;

●	inputs other than quoted prices that are observable for the asset or liability;

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following table summarizes fair value measurements by level at September 30, 2019 and December 31, 2018, measured at fair value on a recurring basis:

September 30, 2019	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-

Liabilities
Derivative liabilities	$-	$-	$2,513,072	$2,513,072

December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-

Liabilities
Derivative liabilities	$-	$-	$12,447,109	$12,447,109

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, remeasurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Deferred Tax Assets and Income Taxes Provision

We adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, we operate within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

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Management assumes that the realization of our net deferred tax assets resulting from our net operating loss (“NOL”) carry-forwards for federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) we have incurred recurring losses and will continue to generate losses for the foreseeable future, (b) general economic conditions, and (c) our ability to raise additional funds to support our daily operations by way of a public or private offering, among other factors.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018

Revenue

We recognized $628,000 and $1,130,000 of revenue during the three and nine months ended September 30, 2019, respectively, compared to zero revenue for the three and nine months ended September 30, 2018. We had net billings for the three and nine months ended September 30, 2019 of $1,129,000 and $2,066,000, respectively, compared to zero in the prior year periods. Deferred revenues were $927,000 as of September 30, 2019, an increase of $898,000 from $29,000 as of December 31, 2018.

General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2019 amounted to $1,374,000 and $3,276,000, respectively, as compared to $514,000 and $1,714,000 for the three and nine months ended September 30, 2018, respectively, which are increases of $860,000, or 167%, and $1,562,000, or 91%, respectively. The expenses for the nine months ended September 30, 2019 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business. Expenses for the nine months ended September 30, 2018 consisted of primarily the same items with the exception of costs to integrate assets we acquired and SEC reporting expenses.

Sales and Marketing Expenses

Sales and marketing expense for the three and nine months ended September 30, 2019 amounted to $80,000 and $461,000, respectively, as compared to $12,000 and $35,000 for the three and nine months ended September 30, 2018, respectively, which are increases of $68,000, or 567%, and $426,000, or 1,217%, respectively. The expenses for the nine months ended September 30, 2019 primarily consisted of developing a sales operation, with some previously reported expenses, primarily management costs, reclassified to general and administrative expenses. Expenses for the nine months ended September 30, 2018 consisted of primarily the same items with the exception of previously mentioned costs reclassified to general and administrative expenses.

Net Gain and Loss

The net loss for the three months ended September 30, 2019 was $3,196,000 and the net gain for the nine months ended September 30, 2019 was $4,027,000 as compared to a net gain of $2,618,000 and a net loss of $5,035,000 for the three and nine months ended September 30, 2018, respectively. The net loss for the three months ended September 30, 2019 was mainly derived from a loss on change in fair value of derivative liability of $1,967,000 associated with convertible notes payable and an operating loss of $827,000 due in part by increased general and administrative costs, and sales and marketing expenses incurred. The net gain for the nine months ended September 30, 2019 was primarily a result of a gain on change in fair value of derivative liability of $7,267,000, offset in part by an operating loss of $2,623,000 by increased general and administrative costs, and sales and marketing expenses incurred. The net gain for the three months ended September 30, 2018 was mainly derived from a gain on changing in fair value of derivative liability of $3,195,000, offset in part by a $563,000 operating loss due primarily to no revenues. The loss for the nine months ended September 30, 2018 was primarily due to a $3,168,000 loss on change in fair value of derivative liability and a $1,854,000 operating loss due to growing general and administrative, and sales and marketing expenses incurred without generating revenue.

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Provision for Income Tax

No provision for income taxes was recorded in either the three and nine months ended September 30, 2019 or 2018, as we have incurred taxable losses in both periods.

Related Party Transactions

The following individuals and entities have been identified as related parties, based on either their affiliation with our CEO and sole director, Jason Remillard, or DMBGroup, LLC, from which we acquired assets referred to as DataExpressTM:

Jason Remillard

Myriad Software Productions, LLC

DMBGroup, LLC

The following amounts were owed to related parties affiliated with either the CEO and Chairman of the Board, or DMBGroup, LLC, from which we acquired the assets referred to as DataExpressTM, at the dates indicated:

	September 30, 2019	December 31, 2018
Jason Remillard	$292,854	$287,084

DMBGroup, LLC	1,020,479	-

Total due to related Parties	$1,313,333	$287,084

CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2018

Liquidity and Capital Resources

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of September 30, 2019, our principal sources of liquidity were cash or cash equivalents of $60,000, trade accounts receivable of $822,000, and other current assets of $21,000, as compared to cash or cash equivalents of $325,000, zero trade accounts receivable, and other current assets of $1,000 as of December 31, 2018.

During the last two years, and through the date of this Prospectus, we have faced an increasingly challenging liquidity situation that has severely limited our ability to execute our operating plan. We generated no revenue until the fourth quarter of 2018, though we have actively prepared to initiate business in the data security market. We have also been required to maintain our corporate existence, satisfy the requirements of being a public company, and have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable (or any) terms. During the nine months ended September 2019 and 2018, we reported a loss from operations of $2,623,000 and $1,854,000, respectively, and had negative cash flows from operating activities of $929,000 and $745,000, respectively, for the same periods. We had a beginning cash balance of $325,000 as of January 1, 2019, and a beginning cash balance of $4,000 as of January 1, 2018.

As of September 30, 2019, we had assets of cash in the amount of $60,000 and other current assets in the amount of $843,000. As of September 30, 2019, we had current liabilities of $7,938,000. The Company’s accumulated deficit was $16,976,214.

As of September 30, 2018, we had assets of cash in the amount of $18,000, and other current assets in the amount of $3,000. As September 30, 2018, we had current liabilities of $6,426,000. The Company’s accumulated deficit was $13,570,000.

The revenues, if any, generated from our acquisitions alone will not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless the Company can attract additional investment, the future of the Company operating as a going concern is in serious doubt.

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We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to the Company.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

Investing Activities

During the nine months ended September 30, 2019, we used funds in investing activities of $234,000 to acquire an exclusive license for software in the amount of $309,000 and $6,000 to acquire furniture and fixtures, offset by $81,000 of cash received from our acquisition of DataExpressTM. During the nine months ended September 30, 2018, we used $46,000 for investing activities, consisting of $50,000 to acquire intellectual property, offset in part by $4,000 of cash received from acquisitions.

Financing Activities

During the nine months ended September 30, 2019 we raised $500,000 through the issuance of approximately 557,936 shares of our common stock and warrants to acquire approximately 291,219 shares of our common stock on a post reverse split basis, $440,000 for stock subscriptions of commons stock and warrants to be issued later, and $600,000 from issuance of convertible debt, offset in part through repayment of $600,000 on notes payable and $41,000 of capital lease payments. By comparison, during the nine months ended September 30, 2018, we raised $445,000 by way of a convertible note and net financed $1,646,000 primarily through issuances of stock subscriptions.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Going Concern

The consolidated financial statements accompanying this Prospectus have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has generated very limited revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary financing to achieve our operating objectives, and the attainment of profitable operations. As of September 30, 2019, the Company has an accumulated deficit of $16,976,214. We do not have sufficient working capital to enable us to carry out our plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted in their report on the consolidated financial statements for the year ended December 31, 2018, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There can be no assurance that the Company will be able to raise any additional capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Management’s Plans

Our plan is to continue to grow our business through strategic acquisitions, and then expand selling across our subsidiaries and affiliated companies. During the next twelve months, we anticipate incurring costs related to filing of Exchange Act reports and operating our businesses. We will require additional operating capital to maintain and continue operations. We will need to raise additional capital through debt or equity financing, and there is no assurance we will be able to raise the necessary capital.

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BUSINESS

Our Company History

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, we had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change our business plan and operations. On March 31, 1999, we acquired approximately 98.5% of the common stock of Rebound Rubber Corp. (“Rebound Rubber”) pursuant to a share exchange agreement with Rebound Rubber and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors. These transactions also changed our focus to the development and utilization of technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board of directors established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of our common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders.

In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value per share, further amended the Articles in January 2009 to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

We were effectively dormant for a number of years. In or around February 2014, there was a change in control whereby Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as our sole director and officer. In or around April 2017, there was another change in control when Mr. Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company, and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership and control of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the company would be merged into Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). Data443 was originally formed under the name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017, our controlling interest was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction, Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer and of Data443.

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs®, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000, comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of a promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of our issued and outstanding shares. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending March 31, 2019.

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In April 2018, we amended the designation for our Series A by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders, and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, the Company amended and restated its Articles of Incorporation. The total authorized number of shares is 8,888,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share, designated in the discretion of our board of directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its stockholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) 100,000,000 shares of our common stock and (b) on the eighteen-month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of the shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of our issued and outstanding shares. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending March 31, 2019.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly-owned subsidiary Data443 for a total consideration of €40,001, or approximately $46,521, payable in four payments of approximately €10,000, with the first payment due at closing, and the remaining payments due at the end of July, August and September 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC®, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC platform were also included in the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on our part is needed to continue generating ARALOC revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of a 10-month promissory note, and (iii) 164,533,821 shares of our common stock.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of September 30, 2019, these shares have not been issued and are recorded as a stock subscription from a business combination.

Business Overview

We are in the data security and privacy business, operating as a software and services provider. Data security and privacy legislation, such as the European Union’s General Data Protection Regulation (“GDPR”), is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on the protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We intend to sell substantially all of our products and services directly to end-users, though some sales may also be effected through channel partners, including distributors and resellers which sell to end-user customers. We believe that our sales model, which combines the leverage of a channel sales model with our own highly trained and professional sales force, will play a significant role in our ability to grow and to successfully deliver our value proposition for data security. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more who can make larger purchases with us over time and have a greater potential lifetime value. We also intend to focus on the European Union, as the GDPR has driven increased IT spending as companies seek to securely manage data and comply with the GDPR. Targeted industries include the financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology sectors.

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Size of Our Market Opportunity

Worldwide spending on information security products and services will reach more than $114 billion in 2018, an increase of 12.4 percent from last year, according to the latest forecast from Gartner, Inc. In 2019, the market was forecast to grow 8.7 percent to $124 billion, with further increases expected for 2020. As cloud-based services increase in popularity, that market increases to an estimated $300 billion by 2021. The International Data Corporation’s Data Age 2025: The Evolution of Data to Life-Critical study estimates that the amount of data created in the world will grow to 163 Zettabytes (or 151 trillion gigabytes) in 2025, representing a nearly tenfold increase from the amount created in 2016. They estimate that nearly 20% of that data will be critical to our daily lives (and nearly 10% will be hypercritical). The study also suggests that by 2025, almost 90% of all data will require a meaningful level of security, but less than half will be secured. Every enterprise and governmental agency will almost certainly require new technologies to protect and manage data.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Further, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

Our Products

We currently have six major product lines, each of which provides features and functionality which enable our clients to fully secure the value of their data. This architecture easily extends through modular functionalities, giving our clients the flexibility to select the features they require for their business needs and the flexibility to expand their usage simply by adding a license.

ClassiDocs. ClassiDocs is our flagship/signature product, launched in the first quarter of 2018. ClassiDocs is enterprise software that runs on-premises or in the cloud. It provides our customers with data classification, governance, and discovery across local devices, networks, the cloud, and databases for data that is at rest and in flight. It also allows our customers to respond to 12 of the GDPR Articles.

WordPress GDPR Framework. WordPress GDPR Framework is our data protocol to identify and classify regulated data in the European Union that falls under the GDPR.

ARALOC Board Meeting Management Software. This software product enables secure distribution of board materials to board members using custom branded and configured applications for iPad, iPhone, Android, PC and Mac.

DataExpress NonStop (DXNS). Secure Managed File Transfer solutions exclusively for the HPE NonStop™ platform – powering data transfer for some of the world’s leading financial institutions for over 15 years.

DataExpress Open Platform (DXOP). Secure Managed File Transfer solutions for open platforms such as Microsoft Windows, UNIX, Linux and OSX – DXOP supports all of the power, reliability and functionality of our leading DXNS capabilities for the Open Platform capabilities.

Key Benefits of Our Products and Services

Our products and services:

●	protect data against data breaches and cyber-attacks;

●	are highly scalable and flexible;

●	have a broad range of functionality;

●	satisfy regulatory compliance requirements;

●	are usable across all major enterprise platforms and systems;

●	are quick to implement; and

●	are easy to use.

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Our Growth Strategy

Our objective is to be a leading provider of data security products and services. The following are key elements of our growth strategy:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and services providers focused on the data security sector. Targets are companies with a steady client base, as well as companies with complementary product offerings.

Research & Development; Innovation. We intend to increase our spending on research and development in order to drive innovation to improve existing products and to deliver new products. We will work towards proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe that the continued rise in enterprise data and increased cybersecurity concerns will increase demand for our services and products. We intend to capitalize on this demand by targeting new customers.

Expand Our Sales Force. Continuing to expand our salesforce will be essential to achieving our customer base expansion goals. At the appropriate time, we intend to expand our sales capacity by adding headcount throughout our sales and marketing department.

Focus on EU Opportunities. We believe there is a significant opportunity for our products and services in the EU and other international markets in order to enable compliance with the GDPR. We believe that a focus on international markets will be a key component of our growth strategy.

Our Customers

Our current customer base is comprised primarily of customers purchasing ARALOC products and customers purchasing ArcMail products. Our customers vary greatly in size, ranging from small and medium businesses to large enterprises.

Services

Maintenance and Support

Our intended customers will typically purchase software maintenance and support as part of their initial purchase of our products. These maintenance agreements provide customers the right to receive support and unspecified upgrades and enhancements when and if they become available during the maintenance period and access to our technical support services. We will maintain a customer support organization that provides all levels of support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, we anticipate that certain enterprises will use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports and tuning policies and configuration of our products for the particular characteristics of the customer’s environment.

Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to our end users/clients. We will also propose to effect sales through a network of channel partners, which in turn, sell the products they purchase from us. We have a highly-trained professional sales force that is responsible for overall market development, including the management of the relationships with our channel partners and supporting channel partners.

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Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits and generating leads for our channel partners and sales force. We will market our products as a solution for securing and managing file systems and enterprise data and protecting against cyber-attacks. Our internal marketing organization will be responsible for branding, content generation and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our web site and social media outlets.

Seasonality

Our business is not subject to seasonality.

Research and Development

While currently limited, our planned research and development efforts will be focused on improving and enhancing our existing products and services, as well as developing new products, features and functionality. We plan to regularly release new versions of our products which incorporate new features and enhancements to existing ones.

Intellectual Property

We currently make use of the following trademarks in our business:

●	ClassiDocs®

●	ARALOC®

●	DataExpress™

Unlike copyrights and patents, trademark rights can last indefinitely so long as the owner continues to use the mark to identify its goods or services. The term of a federal trademark is ten years, with ten-year renewal terms. The number of years remaining for the federal trademark on the three trademarks we make use of in our business is as follows:

ClassiDocs: Nine years

ARALOC: Five years

DataExpress: Fifteen years

Despite our efforts to protect our proprietary technologies and intellectual property rights, unauthorized parties may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees, consultants, service providers, vendors and customers and generally limit internal and external access to, and distribution of, our proprietary information and proprietary technology through certain procedural safeguards. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our intellectual property or technology. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology or infringement of our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by offering quality at a competitive price, and by utilizing the experience, knowledge, and expertise of our management team.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger sales, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we do. Increased competition could result in us failing to attract customers or maintaining them. It could also lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price, reduced gross margins, longer sales cycles and loss of market share. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

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Employees

As of January 24, 2020, we had 31 employees and independent contractors, of which one was considered to be part of our management team; our sole director and officer, Jason Remillard. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Properties

Our principal executive office is located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2018 to the effect that our limited operations and lack of profitability raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Legal Proceedings

From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date hereof, we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On April 9, 2018, a Current Report on Form 8-K was filed with the SEC under the name “Landstar, Inc.” The filing was not authorized by us and we have had no communication with the person who made the filing. This Form 8-K purported to present financial statements for the years ended December 31, 2017 and 2016, and includes an entry for “long-term debt with interest” for $1,000,000 on the balance sheet. Although we are aware of an unsubstantiated claim for a $500,000 debt obligation, we are not familiar with the allegations that form the basis for this claim. While we intend to vigorously dispute this claim if necessary, at this time we deem this matter to be closed.

On February 25, 2019, we filed a lawsuit (the “Complaint”) in the United States District Court for the Eastern District of New York. The Complaint was filed against Hubai Chuguan Industry Co., Ltd. (“Chuguan”) and also named Madison Stock Transfer Inc., our transfer agent, as a nominal defendant. With the filing of the Complaint, we sought to cancel and return to the status of unissued and authorized shares, 1.5 billion shares of our common stock which currently stand in the name of Chuguan (the “Chuguan Shares”). We believed that, among other things, the Chuguan Shares were mistakenly issued and were never delivered to Chuguan; that Chuguan never delivered consideration for the Chuguan Shares to us; and, that Chuguan had no claim of right to the Chuguan Shares. This matter was settled on November 14, 2020. Pursuant to the settlement, the Company paid Chuguan the sum of $65,000 in exchange for the cancellation of all of the Chuguan Shares (which were returned to the status of authorized and unissued shares. The parties also executed a mutual release and harmless.

We previously received a demand from Mina Mar Group, Inc. (“Mina Mar”) for the conversion of a purported $90,000 note purportedly issued by us in 2008 and now owned by Mina Mar. We have no record of this obligation and there is no indication that this purported obligation was ever recorded in our financial records. We believe that any action, collection or conversion of this purported note will be barred by the statute of limitations. As such, we have denied the existence and viability of the note. While we intend to vigorously dispute this claim if necessary, at this time we deem this matter to be closed.

We also previously received a separate demand from Mina Mar claiming that it also owns one million shares of our preferred stock. No stock certificate has been presented by Mina Mar, despite repeated requests for Mina Mar to do so, and there are no records indicating that we ever issued these shares to Mina Mar, or to the party from which Mina Mar contends it acquired the shares. Further, we believe that any such claim, if there is one, is barred by the statute of limitations. As such, we have rejected the claim to the shares. While we intend to vigorously dispute this claim if necessary, at this time we deem this matter to be closed.

Lastly, we recently received a demand from a former consultant, Don Murray, demanding payment of amounts purportedly owed to Mr. Murray. We believe that no amounts are owed to Mr. Murray. While we intend to vigorously dispute this claim if necessary, at this time we deem this matter to be closed.

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MANAGEMENT

Sole Director and Executive Officers

Our sole director and executive officers, including their age, positions and biographical information as of January 24, 2020 are set forth below.

Name	Position	Age
Jason Remillard	President, Chief Executive Officer, Secretary, Chief Financial Officer and sole Director	46

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is a brief description of the background and business experience of our current executive officers and directors for the past five years.

Jason Remillard

Jason Remillard is our President, Chief Executive Officer, Secretary and sole Director, positions he has held since November 2017. From November 2017 until May 2019, Mr. Remillard also served as our Chief Financial Officer. Mr. Remillard has once again assumed the position of Chief Financial Officer as of January 23, 2020.

Mr. Remillard started his career in the early 1990s with an internet service provider, Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cyber-security and IT operations capabilities. He has had a distinguished career of over 25-years in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and, (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award-winning data privacy and compliance product – ClassiDocs™. During this period he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. Prior to this, he relocated to New York City to serve as VP of Security Architecture and Engineering for Deutsche Bank and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. During the last five years Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. In addition to Mr. Remillard’s previous years as a management consultant for IBM Corporation, he has also developed, marketed and successfully managed five other startups in the cyber security space. With almost 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a founding member of the Blockchain Executive Group; former VP of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, Mr. Remillard lends himself to be an ideal candidate to head the Company and serve on the Board.

Mr. Remillard devotes one hundred percent (100%) of his time to us. Based upon his experience and expertise in the data security space, we believe Mr. Remillard is an ideal candidate to head the Company and serve as our sole director.

Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.]

Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

We do not have a formal Audit Committee, Nominating Committee or Compensation Committee. As our business expands, the directors will evaluate the necessity of such committees.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2019 and 2018, compensation awarded or paid to our named executive officers, consisting of our principal executive officer during such time (the “Named Executive Officers”):

			Stock	Option	All Other
Name and		Salary	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2019	109,359	185,000	-	-	294,788
CEO, CFO, Sole Director	2018	-	180,000	132,692	78,500	391,192

Steven Dawson CFO(1)	2019	95,000	136,275	52,632	-	283,907

(1) Mr. Dawson served as our Chief Financial Officer from May 1, 2019 until January 24, 2020.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2019 and 2018, we recorded approximately $774,049 and $585,886, respectively, in nonemployee share-based compensation expense, summarized as follows:

Stock Options

During the fiscal year ended 2019 and 2018, we granted options to purchase common stock to certain consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by our board of directors. Our stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following table summarizes the stock option activity for the years ended December 31, 2019 and 2018:

		Weighted-
	Options	Average
	Outstanding	Exercise Price
Balance as of January 1, 2018	-	$-
Grants of stock options	300,878	3.45
Cancelled stock options	(120,452)	3.45
Balance as of December 31, 2018	180,426	3.45
Grants of stock options	156,521	1.35
Cancelled stock options	(19,070)	1.28
Balance as of December 31, 2019	317,877	$2.70

The following table summarizes certain information about stock options vested and expected to vest as of December 31, 2019:

	Number of	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise
	Options	(In Years)	Price
Outstanding	317,877	9.26	$2.70

Exercisable	98,082	8.94	3.00

Expected to vest	219,795	9.40	$2.55

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As of December 31, 2019, there was approximately $142,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which was expected to be recognized within the next year.

Restricted Stock Awards

During 2019, we issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by our board of directors. Our restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the non-vested restricted stock activity for the year ended December 31, 2019:

		Weighted- Average
	Shares	Fair Value
Non-vested as of January 1, 2019	133,168	$3.83
Vested	(267,871)	1.80
Cancelled	(6,742)	3.90
Shares of restricted stock granted	664,165	0.83
Non-vested as of December 31, 2019	522,720	1.05

As of December 31, 2019, there was approximately $280,000 of total unrecognized compensation cost related to non-vested share-based compensation, which is expected to be recognized over the next year.

Employment Agreements

As of December 31, 2018, we did not have an employment or consulting agreement with any officers or directors and there were no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by us or any of our subsidiaries, if any.

Steven Dawson. In connection with Mr. Dawson’s appointment as our Chief Financial Officer, we and Mr. Dawson entered into an Executive Employment Agreement effective April 30, 2019 (the “Employment Agreement”). The Employment Agreement provides for an initial base annual salary of $120,000, with increases in annual base salary to (i) $180,000 upon the SEC declaring effective an S-1 to register shares of our common stock; and (ii) $220,000 when we achieve an annualized revenue run rate of at least $5,000,000, or enter into new customer contracts or trailing 12-month gross booked revenues of $2,500,000. The Employment Agreement also provides for annual bonus eligibility with an annual target payout of 50% of his base salary. In addition, in the event of certain terminations after a change in control (as defined in the Agreement) or if we terminate Mr. Dawson’s employment without just cause (as defined in the Employment Agreement), or if Mr. Dawson resigns for good reason (as defined in the Employment Agreement), subject to signing a general release of claims, Mr. Dawson will be entitled to receive continued payment of his base salary for six months.

Pursuant to the Employment Agreement, Mr. Dawson was also granted the following equity awards:

(i)	An incentive stock option (ISO) granting Mr. Dawson the right to purchase up to 26,315,789 shares of our common stock at an option exercise price of $0.0019 per share. This ISO award vested in May 2019.

(ii)	A restricted stock award (RSA) of 23,684,211 shares of our common stock, valued at $0.0019 per share. This RSA grant vested in May 2019.

(iii)	Mr. Dawson shall also receive an RSA grant every three months beginning at the time of the Employment Agreement in that number of shares having a value of $45,000, based upon a share price equal to the weighted-average closing price of our common stock for the five (5) trading days immediately preceding the date of the grant. Each such grant will vest 100% twelve (12) months from date of grant.

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Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of the board of directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the board of directors.

Executive Compensation Philosophy

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance base stock options to date, the board of directors reserves the right to grant such options in the future, if the board of directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our board of directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the board of directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our board of directors. We do not currently have any immediate plans to grant any additional awards.

Our 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by our Board of Directors on May 16, 2019 and by a majority of our voting securities on June 24, 2019. The 2019 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2019 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 1,333,334 shares of common stock are reserved for issuance, of which options to purchase 156,521 and 180,426 shares of common stock and 522,720 and 133,168 shares of common stock were granted as of December 31, 2019 and December 31, 2018, respectively.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by our sole director and chief executive officer, Jason Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed our status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000 comprised of the following: (i) $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock.

In June 2018, we acquired all of the issued and outstanding shares of stock (the “Share Exchange”) of Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange were treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) on the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof. Going forward, our directors will continue to approve any related party transaction.

Director Independence

Our common stock is currently quoted on the OTC Pink, which does not have director independence requirements. Our board of directors is currently composed of a single member, Jason Remillard, who does not qualify as an independent director.

51

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 24, 2020, certain information concerning the beneficial ownership of our common stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of any of our outstanding common stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Regulation S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of January 24, 2020, there were 12,311,698 shares of common stock issued and outstanding and 1,334 shares of Series A Preferred Stock issued and outstanding (that are super-voting and convertible into 1,000,500 shares of common stock), for an aggregate of 13,312,198 shares of voting capital stock issued and outstanding with total voting power of 33,322,198 votes.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by such person is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person, except with respect to the percentage ownership of directors and officers as a group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual ownership or voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Stockholders
Jason Remillard(1)(2)	2,835,809	18.16	%(3)

Officers and Directors
Jason Remillard	2,835,809	18.16%

Officers and Directors as a Group (1 person)	2,835,809	18.16%

(1)	Includes (i) 1,000,500 shares which would be issued to Mr. Remillard upon conversion of his Series A Preferred Stock; (ii) 1,600,000 shares to be issued to Mr. Remillard in connection with the acquisition of substantially all of the assets of Myriad Software Productions, LLC; (iii) 133,334 shares to be issued to Mr. Remillard in connection with the acquisition of Data443 Risk Mitigation, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company; (iv) 53,900 restricted award shares; and, (v) 48,075 shares already owned by Mr. Remillard. .

(2)	The mailing address for each officer and director is c/o Data443 Risk Mitigation, Inc., 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560.

(3)	Includes shares actually issued and outstanding (12,311,698); shares to be issued to be Mr. Remillard (2,787,734); and, approximate number of shares issuable to Blue Citi upon conversion (609,662), for a total of 15,615,063 shares.

52

SHARES ELIGIBLE FOR FUTURE SALE

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The sales of a substantial amount of common stock in the public market in the future, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

As of January 24, 2020, we had approximately 519 holders of our common stock and 12,311,698 shares of common stock outstanding. In addition, 1,000,500 shares of common stock can be issued upon the conversion of the 1,334 shares of Series A Preferred Stock issued and outstanding. Upon the completion of this offering, we will have 16,358,693 shares of common stock outstanding.

All of the shares of our common stock sold under this Prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. 4,641,804 shares of common stock outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of the then outstanding shares of our common stock; or

●	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

53

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Amended and Restated Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Spectrum Law Group, APC, Irvine, California.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2018 and 2017 and for the years then ended appearing in this Prospectus have been so included in reliance on the reports of Thayer O’Neal Company, LLC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on a website for the Company. At this time, the Company does not provide a link on its website to such filings, and there is no estimate for when such a link on the Company’s website will be available.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

54

F-1

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2019 and December 31, 2018

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)

Assets

Current assets:
Cash	$60,051	$324,935
Accounts receivable	822,144	-
Inventory	8,301	-
Prepaid expenses and other current assets	12,624	1,500

Total current assets	903,120	326,435

Property and equipment, net	92,871	-
Operating lease right-of-use assets, net	413,945	-

Other noncurrent assets:
Intellectual property, net of accumulated amortization	3,456,111	1,788,333
Deposits	20,944	-
Goodwill	1,574,189	-

Total assets	$6,461,180	$2,114,768

Liabilities

Current liabilities:
Accounts payable	$361,637	$88,627
Payroll liabilities	15,911	-
Accrued consulting expense	87,500	87,500
Deferred revenues	927,495	28,951
Interest payable	87,949	43,394
Note payable	-	600,000
Convertible notes payable, net of unamortized discount	1,311,292	161,227
Derivative liability	2,513,072	12,447,109
Due to related party	1,313,333	287,084
License fee payable	1,135,709	-
Operating lease liability	73,565	-
Finance lease liability	30,633	-
Contingent liability	80,000	520,000

Total current liabilities	7,938,096	14,263,892

Long-term liabilities:
Convertible notes payable, net of unamortized discount	-	158,250
Finance lease liability	55,502	-
Operating lease liability, net of current portion	395,244	-

Total liabilities	8,388,842	14,422,142

Stockholders’ deficit

Preferred stock, $0.001 par value; 337,500 shares authorized; 1,334 issued and outstanding as of September 30, 2019 and December 31, 2018	1	1
Common stock, $0.001 par value; 60,000,000 shares authorized; 9,946,921 and 6,816,281 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	9,947	6,816
Additional paid-in capital	15,038,604	8,689,353
Accumulated deficit	(16,976,214)	(21,003,544)

Total stockholders’ deficit	(1,927,662)	(12,307,374)

Total liabilities and stockholders’ deficit	$6,461,180	$2,114,768

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

F-2

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2019 and 2018

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$628,382	$-	$1,129,785	$-

Cost of goods sold	1,458	-	11,392	-

Gross margin	626,924	-	1,118,393	-

Operating expenses:
Research and development	-	37,262	4,205	104,732
General and administrative	1,374,137	514,058	3,276,024	1,714,372
Sales and marketing	79,552	11,518	461,146	34,947

Total operating expenses	1,453,689	562,838	3,741,375	1,854,051

Loss from operations	(826,765)	(562,838)	(2,622,982)	(1,854,051)

Other (expense) income:
Interest expense	(392,564)	(13,408)	(1,056,391)	(22,115)
Other income		-		10,462
(Loss) gain on contingent liability	(10,000)	-	440,000	-
(Loss) gain on change in fair value of derivative liability	(1,967,072)	3,194,580	7,266,703	(3,168,020)
Total other (expense) income	(2,369,636)	3,382,742	6,650,312	(2,978,103)

Net (loss) income	$(3,196,401)	$2,618,334	$4,027,330	$(5,034,538)

Net (loss) income per common share, basic	(0.32)	0.42	0.45	(0.82)

Net (loss) income per common share, basic and diluted	(0.32)	0.34	0.42	(0.82)

Weighted-average common shares, basic	9,857,162	6,266,468	8,853,850	6,126,544
Weighted-average common shares, diluted	9,857,162	7,600,971	9,607,448	6,126,544

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

F-3

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2019 and 2018

(Unaudited)

	2019	2018

Cash flows from operating activities

Net income (loss)	$4,027,330	$(5,034,538)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss from change in fair value of derivative liability	(7,266,703)	3,168,020
Gain on contingent liability	(440,000)	-
Consulting fees settled through common shares issuable		407,322
Loan interest amortization	1,002,815	-
Share-based compensation expense	410,640	469,950
Depreciation and amortization	931,602	-
Lease liability amortization	83,613	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(11,124)	(1,848)
Accounts receivable	(822,144)	-
Inventory	(8,301)	-
Accounts payable and accrued expenses	273,010	160,621
Accrued consulting expense	-	78,500
Deferred revenues	898,544	-
Accrued interest	44,555	-
Payroll liabilities	15,911	-
Due to related party	(48,032)	7,419
Deposits paid	(20,944)	-

Net cash used in operating activities	(929,228)	(744,554)

Cash flows from investing activities

Purchase of property and equipment	(6,096)	-
Cash received from acquisitions	81,000	4,478
Acquisitions of intellectual property and licenses	(309,291)	(50,000)

Net cash used in investing activities	(234,387)	(45,522)

Cash flows from financing activities

Proceeds from issuance of convertible notes payable	600,000	829,680
Capital lease payments	(41,269)	-
Payments of notes payable	(600,000)	-
Distributions to shareholders	-	(22,049)
Proceeds from issuance of common stock	940,000	-

Net cash provided by financing activities	898,731	807,631

Net (decrease) increase in cash	(264,884)	17,555

Cash as of beginning of period	324,935	-

Cash as of end of period	$60,051	$17,555

Supplemental disclosure of cash flow information:

Cash paid in the period for interest	$5,019	$-

Noncash investing and financing activities

Intangible assets acquired through issuance of accounts payable	$-	$46,800

Common stock issuable from acquisitions	$1,350,000	$2,440,000

Increase in due to related party from acquisition	$940,000	$300,000

Settlement of accrued interest through issuance of convertible notes payable	$-	$19,680

Settlement of convertible notes payable through issuance of common stock	$75,000	$25,000

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

F-4

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(Unaudited)

	Convertible Preferred Series A		Common Stock		Additional Paid-In	Accumulated	Total Stockholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance as of December 31, 2018	1,334	$1	6,816,281	$6,816	$8,689,353	$(21,003,544)	$(12,307,374)

Settlement of stock subscriptions	-	-	336,020	336	(336)	-	-

Warrants on stock subscriptions	-	-	-	-	(167,544)	-	(167,544)

Conversion of convertible debt	-	-	666,665	667	1,694,333	-	1,695,000

Share-based compensation	-	-	-	-	45,007	-	45,007

Issuance of common stock	-	-	557,942	558	499,442	-	500,000

Net income	-	-	-	-	-	6,030,103	6,030,103

Balance as of March 31, 2019	1,334	$1	8,376,908	$8,377	$10,760,255	$(14,973,441)	$(4,204,808)

Stock subscriptions	-	-	-	-	225,000	-	225,000

Warrants on stock subscriptions	-	-	-	-	250,878	-	250,878

Common stock issued to settle debt	-	-	1,333,332	1,333	1,508,667	-	1,510,000

Share-based compensation	-	-	-	-	318,402	-	318,402

Net income	-	-	-	-	-	1,193,628	1,193,628

Balance as of June 30, 2019	1,334	$1	9,710,240	$9,710	$13,063,202	$(13,779,813)	$(706,900)

Stock subscriptions	-	-	-	-	214,999	-	214,999

Stock issuable for acquisition	-	-	-	-	1,350,000	-	1,350,000

Issuance of restricted stock	-	-	236,681	237	(237)	-	-

Share-based compensation	-	-	-	-	410,640	-	410,640

Net loss	-	-	-	-	-	(3,196,401)	(3,196,401)

Balance as of September 30, 2019	1,334	$1	9,943,921	$9,947	$15,038,604	$(16,976,214)	$(1,927,662)

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

F-5

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDING SEPTEMBER 30, 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. The Company is developing products that enable secure data, at rest and in flight, across local devices, network, cloud, and databases. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of September 30, 2019 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2018 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2019. The results of operations for the three and nine months ended September 30, 2019, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2019.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms. The Company’s contracts are for subscriptions to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platforms and related services. Custom work for specific deliverables is documented in the statements of work. Customers may enter into subscription and various statements of work concurrently or consecutively. Most of the Company’s performance obligations are not considered to be distinct from the subscription to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platform and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and significant judgment is applied as to nature and characteristics of the new or modified performance obligations on a contract by contract basis.

F-6

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 4, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the condensed consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $411,000 in share-based compensation expense for the nine months ended September 30, 2019, compared to approximately $470,000 in share-based compensation expense for the nine months ended September 30, 2018.

F-7

Determining the appropriate fair value model and the related assumptions requires judgment. During the nine months ended September 30, 2019, the fair value of each option grant was estimated using a Black-Scholes option-pricing model on the date of the grant as follows:

Nonemployees

Estimated dividend yield	0.00%
Expected stock price volatility	192.60%
Weighted-average risk-free interest rate	2.49%
Expected life of options (years)	5.5
Weighted-average fair value per share	$0.0018

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;

●	quoted prices for identical or similar assets or liabilities in inactive markets;

F-8

●	inputs other than quoted prices that are observable for the asset or liability;

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodology used for significant liabilities measured at fair value:

Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 6), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined based on management’s estimate of the expected future cash flows required to settle the liabilities. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Derivative liability as of December 31, 2018	$12,447,109
Additions of new derivatives recognized as day 1 loss	1,514,682
Additions of new derivatives recognized as debt discounts	546,000
Settled upon conversion of debt (Derivative resolution)	(3,130,000)
Reclassification from APIC to derivative liabilities due to tainted instruments	167,544
Reclassification to APIC to derivative liabilities due to non-tainted instruments	(250,878)
Loss on change in fair value of derivative liabilities	(8,781,385)

Derivative liability as of September 30, 2019	$2,513,072

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-13 modifies prior disclosure requirements for fair value measurement. ASU 2018-13 removes certain disclosure requirements related to the fair value hierarchy, such as removing the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2, modifies existing disclosure requirements related to measurement uncertainty, and adds new disclosure requirements, such as disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurement. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”). ASU 2018-15 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license), by requiring a customer in a cloud computing arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. The Company is currently evaluating the impact of this new standard and does not expect ASU 2018-15 to have a material effect on its consolidated financial statements.

F-9

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The provisions of ASU 2016-02 set out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for in a similar manner as under existing guidance for operating leases. ASU 2016-02 supersedes the previous lease standard, Topic 840, Leases. As a result of the adoption of this amendment, we were not required to recognize any additional assets or liabilities from operating leases in effect as of January 1, 2019; however, we recognized long-term assets of $460,000 and liabilities of $460,000 with the commencement of our long-term operating lease in January 2019. See Note 4 for further information.

NOTE 2:	LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company has made two product acquisitions, ClassiDocs, and ARALOCTM, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. The Company is actively seeking new products and entities to acquire, with several candidates identified in addition to the DataExpressTM product acquisition in September 2019. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of September 30, 2019, the Company had operating losses, negative net working capital, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3:	GOODWILL AND INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of September 30, 2019, the balance of payments due under the License Agreement was $1,180,000. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement.

On September 16, 2019, the Company entered into an Asset Purchase Agreement (the “APA”) with DMBGroup, LLC (“DMB”) to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock, representing $1,350,000. In addition, the Company acquired the business processes and the employees performing those processes became employees of the Company. As a result, this transaction is recorded as a business combination for accounting and reporting purposes. As of September 30, 2019, the common shares have not been issued and are recorded as a stock subscription from a business combination.

F-10

The acquired assets of DMB consisted of: (i) intellectual and related intangible property including applications and associated software code and trademarks with initial assigned value of $1,142,500; (ii) assumed contracts of existing customers and the books and records of the DMBGroup for the previous two (2) year period with zero initial assigned value; (iii) transferred equipment with zero initial assigned value; (iv) $81,000 of cash; and, (v) goodwill of approximately $1,574,189. The assumed liabilities consist of member loans of approximately $98,000. Goodwill recorded represents our initial estimate of the excess of consideration paid over the fair value of the net assets acquired in this business combination. The Company did not record any amortization of the identified intellectual property of DataExpressTM from September 16, 2019 until September 30, 2019 as the Company is continuing to evaluate the fair value of the acquired intellectual property and its estimated useful life.

At closing, the Company assigned $447,507 of accounts receivable to DMB towards payment of: (i) the $410,000 cash down payment; (ii) $17,210 towards the member loans; and, (iii) $20,297 towards payment of liabilities that DMB will pay on behalf of the Company.

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	September 30, 2019	December 31, 2018

Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	-
DataExpressTM	1,142,500	-
	4,484,300	1,896,800
Accumulated amortization	(1,028,189)	(108,467)
Intellectual property, net of accumulated amortization	$3,456,111	$1,788,333

The Company recognized amortization expense of approximately $336,000 and $920,000 for the three and nine months ended September 30, 2019. The company did not recognize any amortization expense for the nine months ended September 30, 2018.

NOTE 4:	LEASES

We have noncancelable operating leases for our office facility that expire in 2024. The operating lease has renewal options and rent escalation clauses.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $35,000 and $70,000 for the three and nine months ended September 30, 2019, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. We entered into our operating lease in January 2019.

F-11

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at September 30, 2019 were as follows:

Total

2019	$18,750
2020	120,000
2021	123,600
2022	127,300
2023	131,150
2024	45,033
565,833
Less: Imputed interest	(97,024)
Operating lease liabilities	$468,809

The following table summarizes lease cost for the nine months ended September 30, 2019:

Total

Operating lease cost	$83,613
Finance lease cost	13,887
Total lease cost	$97,500

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2019:

Weighted average discount rate	8.00%
Weighted average remaining lease term (years)	4.50

NOTE 5:	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	September 30, 2019	December 31, 2018

Convertible notes payable
1) Originated in October 2014	$-	$75,000
2) Originated in September 2017	1,083,500	985,000
3) Originated in October 2018	242,000	220,000
4) Originated in October 2018	121,000	110,000
5) Originated in April 2019	600,000	-
6) Originated in June 2019	63,000	-
	2,109,500	1,390,000
Debt discount and debt issuance cost	(798,208)	(1,070,523)
	1,311,292	319,477
Less current portion of convertible notes payable	1,311,292	161,227
Long-term convertible notes payable	$-	$158,250

During the three and nine months ended September 30, 2019, the Company recognized interest expense of $389,756 and $1,051,369, and amortization of debt discount, included in interest expense of $325,794 and $875,315, respectively. During the three and nine months ended September 30, 2018, the Company recognized interest expense of $13,408 and $22,115, with $0 amortization of debt discount included in interest expense.

F-12

Convertible notes payable consists of the following

1)	Non-interest bearing convertible note held by Blue Citi LLC (“Blue Citi”) for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.0375 per share. The outstanding principal for the convertible note was $0 as of September 30, 2019 and $75,000 as of December 31, 2018. During the nine months ending September 30, 2019 Blue Citi converted $75,000 of this convertible note into approximately 2,000,000 shares of common stock.

2)	Convertible note held by Blue Citi for a total principal of $1,083,500 as of September 30, 2019. On June 19, 2019, the Company and Blue Citi entered into an Amendment and Forbearance Agreement. Under this agreement, Blue Citi agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	Blue Citi can convert the note into shares of the Company’s common stock only upon the earlier of (i) February 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $1,083,500.
c)	The interest rate was increased to 12% per annum.
d)	The conversion price shall be equal to 85% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding June 19, 2019 or (ii) the 20 days immediately preceding the date of conversion.

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of September 30, 2019, from $3,276,331 as of December 31, 2018.

3)	Convertible note held by SMEA2Z, LLC for a total principal of $242,000 as of September 30, 2019. On June 19, 2019, the Company and SMEA2Z entered into an Amendment and Forbearance Agreement. Under this agreement, SMEA2Z agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	SMEA2Z can convert the note into shares of the Company’s common stock only upon the earlier of (i) April 15, 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $242,000.
c)	The interest rate was increased to 12% per annum.
d)	The conversion price shall be equal to 65% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding June 19, 2019 or (ii) the 20 days immediately preceding the date of conversion. The note (i) accrues interest at the rate of 8% per annum and (ii) can be converted into shares of our common stock at a 30% discount to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion.

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of September 30, 2019, from $788,724 as of December 31, 2018.

4)	Convertible note held by AFT Funding Group, LLC for a total principal of $210,000 as of September 30, 2019. On June 19, 2019, the Company and AFT Funding Group entered into an Amendment and Forbearance Agreement. Under this agreement, AFT Funding Group agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	AFT Funding can convert the note into shares of the Company’s common stock only upon the earlier of (i) April 15, 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $242,000.
c)	The interest rate was increased to 12% per annum.

d)	The conversion price shall be equal to 65% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding June 19, 2019 or (ii) the 20 days immediately preceding the date of conversion. The note (i) accrues interest at the rate of 8% per annum and (ii) can be converted into shares of our common stock at a 30% discount to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion.

F-13

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of September 30, 2019, from $394,958 as of December 31, 2018.

5)	Convertible note held by Auctus Fund, LLC for a total principal amount of $600,000 as of September 30, 2019. The note (i) accrues interest at the rate of 12% per annum, (ii) can be converted into shares of our common stock at the lesser of $1.13, or a 50% discount to the lowest trading price during the twenty-five consecutive trading days immediately preceding the date of conversion, (iii) is convertible in whole or in part at any time after the four (4) month anniversary of the issuance of the Note, and (iv) has an original issue discount of $54,000.

6)	Convertible note held by Redstart Holdings Corp., for a total principal amount of $63,000 as of September 30, 2019. The note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from June 12, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, (iii) is due and payable June 12, 2020, and (iv) has an original issue discount of $3,000.

The Company determined that the conversion features, in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and therefore bifurcated the embedded conversion options once the notes becomes convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the term of the note.

The Company valued the conversion feature using the Black Scholes valuation model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the year ended September 30, 2018 amounted to $9,371, and $8,333 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $1,038 was recognized as a “day 1” derivative loss.

NOTE 6:	DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial pricing model to calculate the fair value as of September 30, 2019. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the period ended September 30, 2019 and the year ended December 31, 2018, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2019	2018
Expected term	0.29 - 5.00 years	0.54 - 5.00 years
Expected average volatility	160%- 223%	164%- 355%
Expected dividend yield	-	-
Risk-free interest rate	1.55% - 2.50%	2.51% - 2.86%

F-14

The following table summarizes the changes in the derivative liabilities during the period ended September 30, 2019:

Fair Value Measurements Using Significant Observable Inputs (Level 3)
Derivative liability as of December 31, 2018	$12,447,109
Additions of new derivatives recognized as day 1 loss	1,514,682
Settled upon conversion of debt (Derivative resolution)	(3,130,000)
Reclassification from APIC to derivative liabilities due to tainted instruments	167,544
Reclassification to APIC to derivative liabilities due to non-tainted instruments	(250,878)
Loss on change in fair value of derivative liabilities	(8,781,385)
Derivative liability as of September 30, 2019	$2,513,072

The aggregate gain (loss) on derivatives during the nine-month periods ended September 30, 2019 and 2018 was $7,266,703 and ($3,168,020), respectively.

NOTE 7:	CAPITAL STOCK AND REVERSE STOCK SPLIT

Increase in Authorized Shares

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

Reverse Stock Split and Decrease in Authorized Shares

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, before the release of these financial statements, the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares. The adjustment results in a transfer of $7,451,243 and $5,106,394 from common and preferred stock to additional paid in capital as of September 30, 2019 and December 31, 2018, respectively.

Preferred Stock

As of September 30, 2019, the Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 337,500 shares have been designated as Series A. As of September 30, 2019 and 2018, 1,334 shares of Series A were issued and outstanding, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 1,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, (“Mr. Remillard”) sole director of the Company.

Common Stock

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 to 15,000,000,000 shares, prior to the effect of the reverse stock split and the effect of decreasing the authorized shares of the Company’s common stock to 60,000,000 on October 28, 2019. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of September 30, 2019 and December 31, 2018, respectively, was 9,946,921 and 6,816,281.

On or about January 26, 2018, the Company committed to issue 1,600,000 shares to Myriad, a company wholly owned by the Company’s Chief Executive Officer and controlling shareholder, Mr. Remillard, as part of the payment for the Company’s purchase of ClassiDocs from Myriad. Those shares will now be issued to Mr. Remillard pursuant to instructions from Myriad. While not yet issued as of this filing, these shares have been recorded as common shares issuable and included in additional paid-in capital within the consolidated financial statements as of September 30, 2019 and December 31, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

During June 2018, the Company committed to issue 133,333 shares to Mr. Remillard, and an additional estimated 133,333 shares as an earn out, to Mr. Remillard, under the transaction in which the Company acquired all of the shares of Data443. While not yet issued as of this filing, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital, and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of September 30, 2019 and December 31, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

F-15

On January 15, 2019 the Company converted $5,000 of a promissory note into approximately 133,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 6, 2019 the Company agreed to issue a total of 557,936 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also agreed to issue to the subscribers warrants to acquire a total of approximately 291,219 shares of our common stock at a strike price of $2.18 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 7, 2019 the Company converted $20,000 of a promissory note into approximately 533,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 16, 2019 the Company converted $20,000 of a promissory note into approximately 533,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On May 21, 2019 the Company converted $30,000 of a promissory note into approximately 800,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During July and August 2019, the Company recorded issuances under its 2019 Omnibus Stock Incentive Plan of approximately 236,681 restricted common shares.

The Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 1,334 shares have been designated as Series A. As of September 30, 2019 and 2018, 1,334 shares of Series A were issued and outstanding, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Remillard, sole director of the Company.

Warrants

The Company identified conversion features embedded within warrants issued during the period ended September 30, 2019. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. The warrants are exercisable into 9,946,921 shares of common stock, for a period of five years from issuance, at prices ranging from $0.53 to $2.25 per share. As a result of the reset features, the warrants increased by 1,256,002 for the period ended September 30, 2019, and the total warrants exercisable into 1,873,684 shares of common stock at a weighted average exercise price of $0.49 per share as of September 30, 2019. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

A summary of activity during the period ended September 30, 2019 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2018	67,204	$2.25
Granted	550,478	1.40
Reset feature	1,256,002	0.49
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, September 30, 2019	1,873,684	$0.49

F-16

The following table summarizes information relating to outstanding and exercisable warrants as of September 30, 2019:

Warrants Outstanding			Warrants Exercisable
	Weighted Average Remaining	Weighted Average		Weighted Average
Number of Shares	Contractual life (in years)	Exercise Price	Number of Shares	Exercise Price
311,131	4.20	$0.49	311,131	$0.49
1,303,293	4.36	$0.49	1,303,293	$0.49
259,260	4.78	$0.53	259,260	$0.53
1,873,684	4.39	$0.49	1,873,684	$0.49

NOTE 8:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of each reporting date, the Company’s management considers new evidence, both positive and negative, that could impact its view with regard to future realization of deferred tax assets. Beginning in 2018, the Company’s management determined that negative evidence outweighed the positive and established a full valuation allowance against its deferred tax assets, which the Company continued to maintain as of December 31, 2018 and September 30, 2019.

NOTE 9:	SHARE-BASED COMPENSATION

Stock Options

During the nine months ended September 30, 2019 the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the nine months ended September 30, 2019:

	Options Outstanding	Weighted- Average Exercise Price
Balance as of January 1, 2019	180,426	$3.45
Grants of stock options	156,521	1.35
Cancelled stock options	(19,070)	1.28
Balance as of September 30, 2019	317,877	$2.70

The weighted average grant date fair value of stock options granted during the nine months ended September 30, 2019 was $1.35. The total fair value of stock options that vested during the nine months ended September 30, 2019 was approximately $280,000. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the nine months ended September 30, 2019:

Expected term (years)	5.5
Expected stock price volatility	192.60%
Weighted-average risk-free interest rate	2.49%
Expected dividend	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

F-17

The following summarizes certain information about stock options vested and expected to vest as of September 30, 2019:

	Number of	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise
	Options	(In Years)	Price
Outstanding	317,877	9.26	$2.70

Exercisable	98,082	8.94	3.00

Expected to vest	219,794	9.40	$2.55

As of September 30, 2019, there was approximately $142,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next year.

Restricted Stock Awards

During the nine months ended September 30, 2019, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the non-vested restricted stock activity for the nine months ended September 30, 2019:

		Weighted- Average
	Shares	Fair Value
Non-vested as of January 1, 2019	133,168	$3.83
Vested	(267,871)	1.80
Cancelled	(6,742)	3.90
Shares of restricted stock granted	664,165	0.83
Non-vested as of September 30, 2019	522,720	1.05

As of September 30, 2019, there was approximately $280,000 of total unrecognized compensation cost related to non-vested share-based compensation, which is expected to be recognized over the next year.

NOTE 10:	RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,600,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending September 30, 2019.

In June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 Risk Mitigation, Inc. (the “Share Exchange”), the North Carolina operating company, with 100% of the shares of Data443 owned by Mr. Remillard. As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred thirty three thousand three hundred thirty three (133,333) shares of our common stock; and (b) on the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 133,333 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as a contingent liability for common shares issuable within the consolidated financial statements as of September 30, 2019. This contingent liability was originally recorded based on the current market value per share on the date of the agreement and has been revalued at the market value per share as of December 31, 2018. The contingent liability recorded as of September 30, 2019 is follows:

Contingent liability for common shares issuable:

Original liability on date of agreement	$1,220,000
Gain on contingent liability in 2018	(700,000)
Balance as of December 31, 2018	520,000
Gain on contingent liability through September 30, 2019	(440,000)
Contingent liability for common shares issuable as of September 30, 2019	$80,000

F-18

As of December 31, 2018 the Company had recorded a liability of approximately $287,000 for certain advances Mr. Remillard made to the Company. These advances in 2018 and 2017 of approximately $181,000 and $106,000 in net, respectively, were to be used for operating purposes. As of September 30, 2019, the Company has recorded a total liability of $292,854, including an additional net amount of approximately $5,000 advanced during the period.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC, as discussed in Note 3. Amounts owed to the selling members of DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party under business combination accounting. As of September 30, 2019, the company had recorded a liability to DMBGroup totaling $1,020,479, net of $17,210 paid towards the member loans.

NOTE 11:	NET INCOME PER COMMON SHARE

Basic net income per common share is computed by dividing net income by the weighted average number of common shares outstanding during the periods. Diluted net income per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the periods. Common equivalent shares consist of stock options, unvested restricted shares, and outstanding warrants that are computed using the treasury stock method. Antidilutive stock awards consist of stock options that would have been antidilutive in the application of the treasury stock method.

	Three months ended	Three months ended
	September 30, 2019	September 30, 2018

Numerator:
Net income (loss)	$(3,196,401)	$2,618,334

Denominator:
Weighted average common shares outstanding	9,857,162	6,266,468
Effect of dilutive shares	-	1,334,503
Diluted	9,857,162	7,600,971

Net income per common share:
Basic	$(0.32)	$0.42
Diluted	$(0.32)	$0.34

For the three months ended September 30, 2019 and 2018 stock options to purchase approximately 320,740 and approximately 90,521 shares, respectively, were excluded from the computation of diluted net income per common share because the exercise price of the stock options was greater than the average market price of the common shares or the effect of inclusion of such amounts would be anti-dilutive to net income per common share. For the three months ended September 30, 2019 and 2018, approximately 489,973 and zero, respectively, restricted shares that were issued but not yet vested were excluded from the computation of diluted net income per common share.

	Nine months ended	Nine months ended
	September 30, 2019	September 30, 2018

Numerator:
Net income (loss)	$4,027,330	$(5,034,538)

Denominator:
Weighted average common shares outstanding	8,853,850	6,126,544
Effect of dilutive shares	753,598	-
Diluted	9,607,448	6,126,544

Net income per common share:
Basic	$0.45	$(0.82)
Diluted	$0.42	$(0.82)

F-19

For the nine months ended September 30, 2019 and 2018 stock options to purchase 252,135 and 78,529 shares, respectively, were excluded from the computation of diluted net income per common share because the exercise price of the stock options was greater than the average market price of the common shares or the effect of inclusion of such amounts would be anti-dilutive to net income per common share. For the nine months ended September 30, 2019 and 2018, zero and 102,981, respectively, restricted shares that were issued but not yet vested were excluded from the computation of diluted net income per common share.

NOTE 12:	SUBSEQUENT EVENTS

On October 15, 2019, FINRA announced on its Daily List that Data443 Risk Mitigation, Inc., then known as LandStar, Inc. (i) effected a reverse split (“Reverse Stock Split”) of its issued common stock and preferred stock in a ratio of 1-for-750 (as previously approved by the Company’s stockholders and Board of Directors); and, (ii) changed its name (the “Name Change”) to Data443 Risk Mitigation, Inc. (as previously approved by the Company’s stockholders and Board of Directors). Later that day, FINRA cancelled these corporate actions on the Daily List.

On October 28, 2019, FINRA again announced on its Daily List the effectiveness of the above corporate actions. The Reverse Split and the Name Change would take effect at the open of business on October 29, 2019. The new symbol for the Company’s common stock will be ATDS. During the next 20 business days (starting on October 29, 2019) the trading symbol for the Company will be LDSRD.

The authorized number of shares of the Company has also been reduced, as follows:

Common Shares authorized:	60,000,000, $0.001 par value
Preferred Shares authorized:	337,500, $0.001 par value

As a result of the Reverse Stock Split, every 750 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, will be converted into one (1) share of common stock, par value $0.001 per share, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 7,282,678,714 to approximately 9,710,239.

As a result of the Reverse Stock Split, every 750 shares of the Company’s issued and outstanding preferred stock, par value $0.001 per share, will be converted into one (1) share of common stock, par value $0.001 per share, reducing the number of issued and outstanding shares of the Company’s preferred stock from 1,000,000 to 1,334.

No fractional shares are to be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 750, will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares. Registered stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post Reverse Stock Split amount. Registered stockholders holding physical common share certificates will receive a letter of transmittal from the Company’s transfer agent, Madison Stock Transfer, Inc., with specific instructions regarding the exchange of their certificates.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Landstar, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Landstar, Inc. (“the Company”), as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholder’s deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Matter of Emphasis

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the consolidated financial statements, the Company has limited operations and has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC
We have served as the Company’s auditor since 2018
Houston, Texas
April 12, 2019

F-21

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017

Assets

Current assets:
Cash	$324,935	$4,478
Prepaid expenses and other current assets	1,500	-

Total current assets	326,435	-

Other noncurrent assets:
Intellectual property, net of accumulated amortization	1,788,333	-

Total assets	$2,114,768	$4,478

Liabilities

Current liabilities:
Accounts payable	$88,627	$84,719
Accrued consulting expense	87,500	-
Deferred revenues	28,951	-
Interest payable	43,394	-
Note payable	600,000	-
Convertible notes payable, net of unamortized discount	161,227	125,000
Derivative liability	12,447,109	295,800
Due to related party	287,084	106,329
Contingent liability	520,000	-

Total current liabilities	14,263,892	611,848

Long-term liabilities:
Convertible notes payable, net of unamortized discount	158,250	-

Total liabilities	14,422,142	611,848

Stockholders’ deficit

Preferred stock, $0.001 par value; 50,000,000 shares authorized; 1,000,000 issued and outstanding as of December 31, 2018 and 2017	1,000	1,000
Common stock, $0.001 par value; 8,888,000,000 shares authorized; 5,112,210,803 and 3,947,676,982 issued and outstanding as of December 31, 2018 and 2017, respectively	5,112,211	3,947,677
Additional paid-in capital	3,582,959	1,356,164
Accumulated deficit	(21,003,544)	(5,912,211)

Total stockholders’ deficit	(12,307,374)	(607,370)

Total liabilities and stockholders’ deficit	$2,114,768	$4,478

The accompanying notes are an integral part of these consolidated financial statements.

F-22

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018	2017

Revenue	$28,772	$-

Operating expenses:
General and administrative	1,067,901	24,284
Sales and marketing	1,057,717	27,118
Research and development	104,407	498

Total operating expenses	2,230,025	51,900

Loss from operations	(2,201,253)	(51,900)

Other (expense) income:
Interest expense	(282,483)	(541)
Loss on impairment of asset	(46,800)	-
Other income	10,511	80
Gain on contingent liability	700,000
Loss from change in fair value of derivative liability	(13,271,308)	(276,100)

Net loss	$(15,091,333)	$(328,462)

Net loss per common share, basic and diluted	(0.00)	(0.00)

Weighted-average common shares, basic and diluted	4,362,162,920	3,947,676,982

The accompanying notes are an integral part of these consolidated financial statements.

F-23

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2018 and 2017

	Convertible Preferred Series A		Common Stock		Additional Paid-In	Accumulated	Total Stockholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance as of January 1, 2016	1,000,000	$1,000	3,947,676,982	$3,947,677	$1,349,549	$(5,583,750)	$(285,524)

Additional paid-in capital to subsidiary	-	-	-	-	6,615	-	6,615

Net loss	-	-	-	-	-	(328,462)	(328,462)

Balance as of December 31, 2017	1,000,000	1,000	3,947,676,982	3,947,677	1,356,164	(5,912,211)	(607,370)

Acquisition of ARALOCTM	-	-	164,533,821	164,534	735,466	-	900,000

Acquisition of ClassiDocsTM	-	-	-	-	1,200,000	-	1,200,000

Share exchange with related party for Data443					1,220,000		1,220,000

Stock subscriptions	-	-	-	-	500,000	-	500,000

Distribution to shareholder	-	-	-	-	(1,388,545)	-	(1,388,545)

Warrants on stock subscriptions	-	-	-	-	(83,334)	-	(83,334)

Common issued to settle debt	-	-	1,000,000,000	1,000,000	(950,000)	-	50,000

Share-based compensation	-	-	-	-	585,886	-	585,886

Common issuable to consultants	-	-	-	-	407,322		407,322

Net loss	-	-	-	-	-	(15,091,333)	(15,091,333)

Balance as of December 31, 2018	1,000,000	$1,000	5,112,210,803	$5,112,211	$3,582,959	$(21,003,544)	$(12,307,374)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2018 and 2017

	2018	2017

Cash flows from operating activities

Net loss	$(15,091,333)	$(5,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from change in fair value of derivative liability	13,271,308	-
Loss on impairment of asset	46,800	-
Gain on contingent liability	(700,000)
Consulting fees settled through common shares issuable	407,322	-
Share-based compensation expense	585,886	-
Amortization	61,667	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,500)	-
Accounts payable	3,908	5,475
Deferred revenues	28,951	-
Accrued interest	43,394	-
Due to related party	180,755	-
Accrued consulting expense	87,500	-

Net cash used in operating activities	(1,075,342)	5,475

Cash flows from investing activities

Acquisitions of intellectual property	(396,800)	-

Net cash used in investing activities	(396,800)	-

Cash flows from financing activities

Proceeds from issuance of convertible notes payable	1,285,000	-
Proceeds from issuance of stock and member distributions	507,599	-

Net cash provided by financing activities	1,792,599	-

Net increase in cash	320,457	-

Cash as of beginning of year	4,478	-

Cash as of end of year	$324,935	$-

Supplemental disclosure of cash flow information:

Cash paid for the year for interest	$511	-

Noncash investing and financing activities

Settlement of convertible notes payable through issuance of common stock	$50,000	$-

Common stock issuable from acquisitions	$2,940,000	$-

Settlement of accrued interest through issuance of convertible notes payable	$19,680	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-25

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

LandStar, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. The Company is developing products that enable secure data, at rest and in flight, across local devices, network, cloud, and databases.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2018 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. The comparative figures as of December 31, 2017 and for the year then ended include the accounts of the Company and the operations of Data 443 Risk Mitigation, Inc. and Myriad Software Productions, LLC from November 18, 2017 through December 31, 2017. Prior to the acquisition of Data 443 Risk Mitigation, Inc. and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that requires consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms. The majority of the Company’s contracts are for subscription to ARALOCTM, hosting of the platform and related services. Custom work for specific deliverables is documented in the statements of work. Customers may enter into subscription and various statements of work concurrently or consecutively. Most of the Company’s performance obligations are not considered to be distinct from the subscription to ARALOCTM, hosting of the platform and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and significant judgment is applied as to nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

F-26

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 4, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital).

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the condensed consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share- based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to early adopt ASU 2018-07. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $585,886 in nonemployee share-based compensation expense for the year ended December 31, 2018. There was no share-based compensation expense for the year ended December 31, 2017.

Determining the appropriate fair value model and the related assumptions requires judgment. There were no option grants during 2017. During 2018, the fair value of each option grant was estimated using a Black-Scholes option-pricing model on the date of the grant as follows:

Nonemployees

Estimated dividend yield	0.00%
Expected stock price volatility	306%
Weighted-average risk-free interest rate	2.67%
Expected life of options	5.00
Weighted-average fair value per share	$0.0083

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

F-27

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;

●	quoted prices for identical or similar assets or liabilities in inactive markets;

●	inputs other than quoted prices that are observable for the asset or liability;

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

F-28

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

Following is a description of the valuation methodology used for significant liabilities measured at fair value:

Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 5), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined based on management’s estimate of the expected future cash flows required to settle the liabilities. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Derivative liability as of December 31, 2016	$19,700
Change in fair value of derivative liability	276,100

Derivative liability as of December 31, 2017	$295,800

The amount of net loss for the period attributable to the unrealized losses relating to liability still held at the reporting date	$276,100

Derivative liability as of December 31, 2017	$295,800
Additions of new derivatives recognized as debt discounts	1,276,667
Additions of new derivatives recognized as loss on derivatives	716,948
Settled upon conversion of debt (Derivative resolution)	(2,480,000)
Reclassification from APIC to derivative due to tainted instruments	83,334
Loss on change in fair value of derivative liabilities	12,554,360

Derivative liability as of December 31, 2018	$12,447,109
The amount of net loss for the period attributable to the unrealized losses relating to liability still held at the reporting date	10,999,360

Net Loss Per Common Share

The Company calculates net loss per common share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. As the Company had a net loss for all periods presented, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted earnings per share are the same.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-13 modifies prior disclosure requirements for fair value measurement. ASU 2018-13 removes certain disclosure requirements related to the fair value hierarchy, such as removing the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2, modifies existing disclosure requirements related to measurement uncertainty, and adds new disclosure requirements, such as disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurement. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

F-29

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

In August 2018, the FASB issued ASU No. 2018-15, Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”). ASU 2018-15 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license), by requiring a customer in a cloud computing arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. The Company is currently evaluating the impact of this new standard and does not expect ASU 2018-15 to have a material effect on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the Definition of a Business (“ASU 2017-01”). ASU 2017-01 changed the definition of a business in an effort to assist entities with evaluating whether a set of transferred assets, liabilities and activities is a business. ASU 2017-01 was effective for the Company on January 1, 2018 and had no impact to the Company’s consolidated financial statements as of adoption date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes virtually all of the existing revenue recognition guidance under U.S. GAAP, and requires entities to recognize revenue for the transfer to a customer of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. Subsequent to the issuance of ASU 2014-09, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, ASU 2016-08, Revenue from Contacts with Customers: Principal Versus Agent Considerations, ASU No. 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing, and ASU No. 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients. The additional ASUs clarified certain provisions of ASU 2014-09 in response to recommendations from the Transition Resources Group established by the FASB and extended the required adoption of ASU 2014-09, which was effective for reporting periods beginning after December 15, 2017. The Company adopted the new standard on January 1, 2018 using the modified retrospective method. The Company does not currently have multiple-element arrangements, variable consideration, financing components, significant noncash consideration, or long-term contracts with customers or other items affecting the transaction price. The Company determined that the transaction price is generally fixed and determinable, and collectability is reasonably assured. The Company did not have revenue in 2017 and years prior to 2017. Accordingly, the adoption of ASU 2014-09, as clarified, did not have an effect on the manner or timing of the recognition of the Company’s revenue.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The provisions of ASU 2016-02 set out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for in a similar manner as under existing guidance for operating leases. ASU 2016-02 supersedes the previous lease standard, Topic 840, Leases. This guidance is effective for the Company for the year ending December 31, 2020. The Company does not believe implementation of this standard will have an impact on the Company’s consolidated financial statements.

NOTE 2:	RETROSPECTIVE ADJUSTMENTS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has retrospectively adjusted previously issued financial statements as of December 31, 2017, to reflect the consolidation of common controlled entities. Prior to the acquisition of Data 443 Risk Mitigation, Inc. and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that requires consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. The Company has consolidated the balance sheets of these affiliated entities as of the reporting date, as well as the results of operations from November 18, 2017 through December 31, 2017.

F-30

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

The following sets forth the previously reported and restated amounts of selected items within the balance sheet and statement of operations as of and for the year ended December 31, 2017:

	2017
	As Previously Reported	Adjustments	As Adjusted

Cash	$-	$4,478	$4,478
Accounts payable	52,837	31,882	84,719
Due to related party	7,990	98,339	106,329
Additional paid-in capital	1,286,802	69,362	1,356,164
Stockholders’ deficit, December 31, 2017	5,717,106	195,105	5,912,211
Net loss for the year ended December 31, 2017	271,187	57,275	328,462

NOTE 3:	LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company has made two product acquisitions, ClassiDocs, and ARALOCTM, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”). The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of December 31, 2018, the Company had operating losses, negative net working capital, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4:	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following

	2018	2017

Convertible notes payable
1) Originated in October 2014	$75,000	$125,000
2) Originated in September 2017	985,000	-
3) Originated in October 2018	110,000	-
4) Originated in October 2018	220,000	-
	1,390,000	125,000
Debt discount and debt issuance cost	(1,070,523)	-
	319,477	125,000
Less current portion of convertible notes payable	161,227	125,000
Long-term convertible notes payable	$158,250	$-

During the year ended December 31, 2018 and 2017, the Company recognized interest expense of $43,394 and $0, and amortization of debt discount, included in interest expense of $236,144 and $0, respectively.

1)	Non-interest bearing convertible note held by Blue Citi LLC (“Blue Citi”) for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.00005 per share. The outstanding principal for the convertible note was $75,000 and $125,000 as of December 31, 2018 and December 31, 2017. During the year ending December 31, 2018, Blue Citi converted $50,000 of this convertible note into 1,000,000,000 shares of common stock. The embedded conversion feature in this note created a BCF totaling approximately $7,800,000 as of December 31, 2018.

F-31

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

2)	Convertible note held by Blue Citi for a total principal of $985,000 as of December 31, 2018. The note (i) accrues interest at the rate of 8% per annum; (ii) can be converted into shares of our common stock at a 10% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion (40% discount upon an event of default under the note), and (iii) is due and payable upon the 18-month anniversary of its issuance.

In September 2018, this convertible note was issued to Blue Citi in connection with a restructuring (the “Convertible Note Restructuring”) of previously outstanding convertible notes with Blue Citi. Immediately prior to the issuance of this note, various convertible notes totaling $810,000 were outstanding with Blue Citi, along with associated accrued interest total $19,680.

The Company evaluated the terms of the conversion features of this convertible note in accordance with ASC 815, Derivatives and Hedging, and determined it is indexed to the Company’s common stock and that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company determined the value of the conversion feature using the binomial valuation model as follows:

Expected term	15-18 months
Expected stock price volatility	291-355%
Weighted-average risk-free interest rate	2.63-2.86%
Expected dividend	$0.00

On the issuance date, the fair value of the derivative liability for the note that became convertible amounted to $1,399,179. $976,667 of the value assigned to the derivative liability was recognized as a debt discount on the convertible note which will be amortized over the life of the convertible note while the balance of $422,512 was recognized as a “day 1” derivative loss.

During the year ended December 31, 2018, $1,877,152 was recorded as the change in fair value of the derivative liability within the consolidated statement of operations. As of December 31, 2018 a derivative liability totaling $3,276,331 was recorded.

3)	Convertible note held by SMEA2Z, LLC for a total principal of $220,000 as of December 31, 2018. The note (i) accrues interest at the rate of 8% per annum; (ii) can be converted into shares of our common stock at a 30% discount to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and (iii) is due and payable upon the 9-month anniversary of its issuance, and (iv) has an original issue discount of $20,000.

The Company evaluated the terms of the conversion features of this convertible note in accordance with ASC 815, Derivatives and Hedging, and determined it is indexed to the Company’s common stock and that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company determined the value of the conversion feature using the binomial valuation model as follows:

Expected term	7-9 months
Expected stock price volatility	164-211%
Weighted-average risk-free interest rate	2.56-2.58%
Expected dividend	$0.00

On the issuance date, the fair value of the derivative liability for the note that became convertible amounted to $367,781. $200,000 of the value assigned to the derivative liability was recognized as a debt discount on the convertible note which will be amortized over the life of the convertible note while the balance of $167,781 was recognized as a “day 1” derivative loss.

During the year ended December 31, 2018, $420,943 was recorded as the change in fair value of the derivative liability within the consolidated statement of operations. As of December 31, 2018, a derivative liability totaling $788,724 was recorded.

F-32

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

4)	Convertible note held by AFT Funding Group, LLC for a total principal of $210,000 as of December 31, 2018. The note (i) accrues interest at the rate of 8% per annum; (ii) can be converted into shares of our common stock at a 30% discount to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and (iii) is due and payable upon the 9-month anniversary of its issuance, and (iv) has an original issue discount of $10,000.

The Company evaluated the terms of the conversion features of this convertible note in accordance with ASC 815, Derivatives and Hedging, and determined it is indexed to the Company’s common stock and that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company determined the value of the conversion feature using the binomial valuation model as follows:

Expected term	7-9 months
Expected stock price volatility	167-214%
Weighted-average risk-free interest rate	2.56%
Expected dividend	$0.00

As of December 31, 2018, a liability totaling $394,958 was recorded and is included in long-term liabilities. This derivative liability was recorded with $110,000 of the value recognized as a debt discount on the convertible note which will be amortized over the life of the convertible note, and the remaining balance of $79,377 included in the change in fair value of the derivative liability within the consolidated statement of operations as of December 31, 2018.

NOTE 5:	CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001, of which 1,000,000 shares have been designated as Series A. As of December 31, 2018 and 2017, 1,000,000 shares of Series A were issued and outstanding. Each share of Series A is (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Remillard.

Common Stock

The Company is authorized to issue 8,888,000,000 shares of common stock with a par value of $0.001 per share. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2018 and 2017, respectively, was 5,112,210,803 and 3,947,676,982.

On or about January 26, 2018, the Company committed to issue 1,200,000,000 shares to Myriad, a company wholly owned by the Chief Executive Officer and controlling shareholder Mr. Remillard, as part of the payment for the Company’s purchase of ClassiDocs from Myriad. Those shares will now be issued to Mr. Remillard pursuant to instructions from Myriad. While not yet issued as of this filing, these shares have been recorded as common shares issuable and included in additional paid-in capital within the consolidated financial statements as of December 31, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

During June 2018, the Company committed to issue 100,000,000 shares to Mr. Remillard, and an additional estimated 100,000,000 shares as an earn out, to Mr. Remillard, under the transaction in which the Company acquired all of the shares of Data443. While not yet issued as of this filing, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital, and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

F-33

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001, of which 1,000,000 shares have been designated as Series A. As of December 31, 2017 and 2016, 1,000,000 shares of Series A were issued and outstanding, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 1,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, (“Mr. Remillard”) sole director and sole officer of the Company.

NOTE 6:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	2018	2017
Noncurrent:
Deferred tax assets:
Tax loss	$1,776,000	$1,250,100
Valuation allowance	(1,776,000)	(1,250,100)

Total deferred tax assets, noncurrent	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2018 the valuation allowance increased by $525,900. The Company has net operating and economic loss carry-forwards of approximately $7,772,000 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2018 and 2017 is as follows:

	2018	2017

Anticipated income tax benefit at statutory rate	$(3,331,900)	(92,200)
State income tax expense, net of federal tax effect	(317,300)	(5,400)
Non-deductible expenses	3,124,600	99,300
Increase/(decrease) in valuation allowance	525,900	(691,400)
Change in federal tax rate	-	707,300
Change in state tax rate	-	(17,400)
Other	(1,300)	(200)

Income tax benefit	$-	$-

The effective tax rate of 3.3% differs from our statutory rate of 23% primarily due to the effect of non-deductible expenses.

NOTE 7:	SHARE-BASED COMPENSATION

Stock Options

During 2018, the Company granted options for the purchase of the Company’s common stock to certain consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

F-34

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

The following summarizes the stock option activity for the twelve -month period ended December 31, 2018:

			Weighted-
			Average
	Available for	Options	Exercise
	Grant	Outstanding	Price
Balance as of January 1, 2018	-	-	$-
Authorization of awards	225,658,413	-	-
Grants of stock options	(225,658,413)	225,658,413	0.0046
Cancelled stock options	-	(90,338,859)	0.0043
Balance as of December 31, 2018	-	135,319,554	$0.0046

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2018:

		Weighted-Average	Weighted-
		Remaining	Average
	Number of	Contractual Life	Exercise
	Options	(In Years)	Price
Outstanding	135,319,554	9.74	$0.0048

Exercisable	-	-	-

Expected to vest	135,319,554	9.74	$0.0048

As of December 31, 2018, there was approximately $413,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next year.

Restricted Stock Awards

During 2018, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the non-vested restricted stock activity for the year ended December 31, 2018:

		Weighted-Average
	Shares	Fair Value
Non-vested as of January 1, 2018	-	-
Shares of restricted stock reserved	99,876,158	0.0051
Non-vested as of December 31, 2018	99,876,158	0.0051

Share-based compensation expense for restricted stock grants during the year ended December 31, 2018, was approximately $351,000.

As of December 31, 2018, there was approximately $291,000 of total unrecognized compensation cost related to non-vested share-based compensation, which is expected to be recognized over the next year.

NOTE 8:	RELATED PARTY TRANSACTIONS

Jason Remillard is our sole director and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending 31 December 2018.

F-35

LANDSTAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 31, 2018 and DECEMBER 31, 2017

In June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 Risk Mitigation, Inc. (the “Share Exchange”). 100% of the shares of Data443 was owned by Mr. Remillard. As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as a contingent liability for common shares issuable within the consolidated financial statements as of December 31, 2018. This contingent liability was originally recorded based on the current market value per share on the date of the agreement and has been revalued at the market value per share as of December 31, 2018. The contingent liability was recorded during 2018 as follows:

2018
Contingent liability for common shares issuable:

Original liability on date of agreement	$1,220,000
Gain on contingent liability	(700,000)

Contingent liability for common shares issuable	$520,000

During 2018 and 2017, Mr. Remillard made certain advances to the Company totaling $287,084 and $106,329, respectively, to be used for operating expenses. As of December 31, 2018, $28,084 was included in due from related party for those advances.

NOTE 9:	SUBSEQUENT EVENTS

On 15 January 2019 the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On 06 February 2019 the Company agreed to issue a total of 418,451,781 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also agreed to issue to the subscribers warrants to acquire a total of 218,413,977 shares of our common stock at a strike price of $0.0029 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On 07 February 2019 the Company converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On 07 February 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. Rory Welch, the CEO of ArcMail (“Welch”), shall continue to serve as ArcMail’s CEO. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30-days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and, (iv) on month 18, final payment in the amount of $765,000. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Welch (the right can be exercised over a period of 27-months); and, (b) a Business Covenants Agreement, under which ArcMail and Welch agreed to not compete with the Company’s use of the ArcMail business under the License for a period of twenty four (24) months.

F-36

Data443 Risk Mitigation, Inc.

4,046,995 Shares of Common Stock

Prospectus

                     , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses paid or payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$185.17
Legal fees expenses	20,000
Accounting fees and expenses expenses	5,000
Transfer agent and registrar fees expenses	1,000
Miscellaneous expenses	5,000
Total	$31,185.17

Item 14. Indemnification of Directors and Officers

Under our Amended and Restated Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of the Registrant or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

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Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

●	On January 26, 2018, the Company agreed to issue $1,200,000 in shares of its common stock, valued as of that date, to Jason Remillard in connection with the transaction in which we acquired substantially all of the assets of Myriad Software Productions, LLC. This equated to 1,200,000,000 shares of our common stock (pre-reverse split), none of which have been issued to Mr. Remillard. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On or about February 6, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Blue Citi LLC (“Blue Citi”) under which Blue Citi would purchase $500,000 in 8% interest accruing, convertible notes, maturing 18 months after issue. Subsequently, the Company and Blue Citi reached a verbal agreement to extend the SPA to $1,000,000. Each note was previously convertible at the option of Blue Citi into common shares at a 25% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion. See below for a discussion of the September 30, 2018 transactions involving the Restructuring Agreement and the Consolidated Note.

●	On March 16, 2018, the Company converted $2,000 of a promissory note into 40,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 20, 2018, the Company converted $1,750 of a promissory note into 35,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 18, 2018, the Company converted $3,100 of a promissory note into 62,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 19, 2018, the Company converted $3,150 of a promissory note into 63,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 29, 2018, the Company agreed to issue 100,000,000 shares of its common stock, and an additional 100,000,000 shares upon satisfaction of certain conditions, to Mr. Remillard in connection with the transaction in which we acquired all of the shares of Data443 Risk Mitigation, Inc. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Through Data443, we have signed consulting contracts with a team of consultants and advisors, of which, four provide senior leadership to the Company in corporate development, technology development, finance, operations, and sale and marketing, with the others providing services in administration, marketing, sales, and engineering. Additionally, we engage junior and mid-level engineering consultants on a project-by-project basis to further develop technology and to implement services for prospective clients. Collectively, the team is paid approximately $200,000 each quarter. Additionally, we have granted stock and stock options to some of these consultants and advisors as part of their compensation or in lieu of cash to reduce cash outlays. Grants of stock and stock options are awarded selectively to consultants upon their start dates, and every quarter thereafter throughout the term of their engagement at a fixed dollar amount. Each grant of stock and stock options is irrevocable, and some stock grants include registration rights; however, each grant of stock is restricted until the one-year anniversary of the grant date, and each grant of stock options vests on the one-year anniversary of the grant date. For the period ended December 31, 2018: (i) 99,876,158 common shares were granted as restricted stock awards; and (ii) options to purchase 225,658,413 common shares were granted. The exercise prices for the grants of stock options range from $0.0014 to $0.018. One of our consulting contracts is with Myriad Software. Of the shares and options reserved for consultants during the period ending December 31, 2018, approximately 49,424,832 common shares and options to purchase 28,846,154 common shares were granted to Myriad Software. Of the approximately $287,084 payable to consultants and advisors in the period ending December 31, 2018, $21,000 of the Company’s consultant expense was due to Myriad Software for services rendered by Jason Remillard during the period. [None of the shares committed under this paragraph have been issued]. These shares have been recorded as common shares issuable and included in additional paid-in capital – stock subscription within our financial statements for the period ending December 31, 2018 and have not been included in the total number of issued and outstanding shares reflected herein.

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●	On July 2, 2018, the Company converted $10,000 of a promissory note into 200,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 9, 2018, the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 30, 2018, the Company entered into a Debt Restructuring Agreement with Blue Citi (the “Restructuring Agreement”). Pursuant to the Restructuring Agreement, the parties agreed, among other things, to combine all of the Convertible Notes and other amounts owed to Blue Citi into a single note dated September 30, 2018 (the “Consolidated Note”). The Consolidated Note made the Convertible Notes null and void, and provided for, among other things: (i) an original principal amount of $829,680; (ii) 8% annual interest; (iii) 18-month maturity; (iv) reduction in the conversion discount from 25% to 10%, meaning that the Conversion Note, at the option of Blue Citi, is convertible into common shares at a price equal to 90% of the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion; and (v) Blue Citi waived all known and unknown breaches under the Convertible Notes. The outstanding principal for the Consolidated Note as of December 31, 2018 was $1,023,018. Based on this amount, and the Company’s lowest stock price of $0.0031 per share during the preceding ten day period, the Consolidated Note is convertible into approximately 330,005,806 shares of our common stock as of December 31, 2018. However, the Consolidated Note contains a limiter prohibiting the holder from converting if the conversion would cause the holder to own more than 4.99% of the Company’s then outstanding common stock after giving effect to the conversion of the stock. The issuance of the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On October 12, 2018, the Company issued to AFT Funding Corp., the Company’s promissory note in the amount of $110,000 in exchange for $100,000 in net proceeds. The note provides for a maturity date of July 16, 2019; 8% interest; and the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20 days preceding the conversion; or (ii) the lowest price for our common stock for the 20 days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On October 16, 2018, the Company converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 22, 2018 the Company agreed to issue 164,533,821 shares of its common stock to Modevity, LLC in connection with the transaction in which we acquired certain assets of Modevity, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 23, 2018, the Company issued to Smea2z LLC, the Company’s promissory note in the amount of $220,000 in exchange for $200,000 in net proceeds. The note provides for a maturity date of July 23, 2019; 8% interest; and the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20 days preceding the conversion; or, (ii) the lowest price for our common stock for the 20 days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On November 15, 2018, the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	From October 1, 2018 through December 13, 2018, Blue Citi loaned to the Company an additional $175,000, which amount is to be added to the Consolidated Note and subject to the same terms and conditions therein. The addition of this amount to the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On December 20, 2018, the Company issued a total of 252,016,130 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also issued to the subscribers warrants to acquire a total of 50,403,226 shares of our common stock at a strike price of $0.003 per share, with a cashless exercise feature and a five year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

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●	On January 15, 2019, the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 6, 2019, the Company agreed to issue a total of 418,451,781 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also agreed to issue to the subscribers warrants to acquire a total of 218,413,977 shares of our common stock at a strike price of $0.0029 per share, with a cashless exercise feature and a five year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 7, 2019, the Company converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●

On April 15, 2019, the Company issued a Convertible Promissory Note (the “Auctus Note”) in the aggregate principal amount of $600,000 (the “Principal Amount”), and received gross proceeds of $546,000 (excluded were legal fees and a transaction fee charged by the lender, Auctus Fund, LLC); the proceeds will be used for general corporate purposes. The Auctus Note may be converted into shares of the Company’s common stock in whole or in part at any time from time to time after the four (4) month anniversary of the issuance of the Auctus Note, at an initial conversion price per share equal to the lesser of: (a) $0.0015; or, (b) 50% multiplied by the lowest trading price for the Company’s common stock during the 25 days of trading ending on the latest complete trading day prior to the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and terms. The Company also granted to the lender warrants to purchase 60,000,000 shares of Common Stock at $0.005 per share, with a cashless exercise feature. The Auctus Note and the warrants were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On June 12, 2019, the Company issued a Convertible Promissory Note (the “Redstart Note”) in the aggregate principal amount of $63,000, and received gross proceeds of $60,000 (excluded were legal fees and a transaction fee charged by the lender, Redstart Holdings, LLC). The proceeds will be used for general corporate purposes. The Redstart Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from June 12, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, (iii) is due and payable June 12, 2020, and (iv) has an original issue discount of $3,000. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Redstart Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On December 19, 2019, the Company issued a Convertible Promissory Note (the “Geneva Note”) in the aggregate principal amount of $38,000, and received gross proceeds of $38,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from December 19, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable December 19, 2020. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On January 13, 2020, the Company converted $20,000 of a promissory note into 81,766 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 17, 2019, the Company converted $84,000 of a promissory note into 400,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 21, 2019, the Company converted $23,000 of a promissory note into 94,031 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
2.1	Share Exchange Agreement dated December 31, 1998, by and between the Registrant and Rebound Corp., incorporated by reference to Exhibit 10.7 to Form 10-SB/A as filed by the Registrant with the Securities and Exchange Commission on January 7, 2000

3.1	Articles of Incorporation of the Registrant, dated May 4, 1998, incorporated by reference to Exhibit 3(I) to Form 10-SB as filed by the Registrant with the Securities and Exchange Commission on January 4, 2000

3.2	Amended and Restated Articles of Incorporation of the Registrant, dated May 1, 2018, incorporated by reference to Exhibit 3.2 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

3.3	Certificate of Designation for Preferred Series A Stock of the Registrant, dated May 28, 2008, incorporated by reference to Exhibit 3.3 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

3.4	Amendment to Certificate of Designation for Preferred Series A Stock of the Registrant, dated April 27, 2018, incorporated by reference to Exhibit 3.4 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

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3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated June 20, 2019, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 26, 2019

3.6	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 26, 2019

3.7	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated October 14, 2019, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 30, 2019

4.1	Convertible Note issued by the Registrant on October 17, 2014 in favor of Atlantic Holding Corp. in the original principal amount of $125,000, incorporated by reference to Exhibit 4.1 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

4.2	8% Convertible Redeemable Note issued by the Registrant on October 16, 2018 in favor of AFT Funding Corp. in the original principal amount of $110,000, incorporated by reference to Exhibit 4.2 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

4.3	Amendment and Forbearance Agreement dated June 19, 2019 by and between the Registrant and AFT Funding Corp., incorporated by reference to Exhibit 4.2 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 20, 2019

4.4	8% Convertible Redeemable Note issued by the Registrant on October 23, 2018 in favor of Smea2Z LLC in the original principal amount of $220,000, incorporated by reference to Exhibit 4.3 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

4.5	Amendment and Forbearance Agreement dated June 19, 2019 by and between the Registrant and Smea2Z LLC, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 20, 2019

4.6	Convertible Redeemable Note issued by the Registrant on April 15, 2019 in favor of Auctus Fund, LLC in the original principal amount of $600,000, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 19, 2019

4.7	Common Stock Purchase Warrant Agreement issued in favor of Auctus Fund, LLC on April 15, 2019 for the purchase of 60,000,000 shares of common stock at $0.005 per share, incorporated by reference to Exhibit 4.2 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 19, 2019

5.1*	Opinion of Spectrum Law Group, APC

10.1	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc., incorporated by reference to Exhibit 10.1 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.2	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000, incorporated by reference to Exhibit 10.2 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.3	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC, incorporated by reference to Exhibit 10.3 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.4	Share Exchange Agreement dated June 29, 2018 by and among the Registrant, Data443 Risk Mitigation, Inc., and Jason Remillard, incorporated by reference to Exhibit 10.4 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.5	Asset Purchase Agreement dated October 22, 2018 by and among Data443 Risk Mitigation, Inc., Modevity, LLC, and Jim Coyne, incorporated by reference to Exhibit 10.5 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.6	Secured Promissory Note dated October 22, 2018 issued by Data443 Risk Management, Inc. in favor of Modevity, LLC in the original principal amount of $750,000, incorporated by reference to Exhibit 10.6 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.7	Security Agreement dated October 22, 2018 executed by Data443 Risk Management, Inc. in favor of Modevity, LLC, incorporated by reference to Exhibit 10.7 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

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10.8	Debt Restructuring Agreement dated September 30, 2018 by and between the Registrant and Blue Citi LLC, incorporated by reference to Exhibit 10.8 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.9	Consolidated Note dated September 30, 2018 issued by the Registrant in favor of Blue Citi LLC in the original principal amount of $829,680, incorporated by reference to Exhibit 10.9 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.10	Form of Common Stock Purchase Agreement executed in connection with the issuance in December 2018 of 252,016,130 shares of the Registrant’s common stock in exchange for $500,000, incorporated by reference to Exhibit 10.10 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.11	Form of Common Stock Purchase Warrant issued in December 2018 in connection with the Common Stock Purchase Agreement and the issuance thereunder, for a total of 50,403,226 warrants, incorporated by reference to Exhibit 10.11 to Form 10/A as filed by the Registrant with the Securities and Exchange Commission on April 24, 2019

10.12	Amendment and Forbearance Agreement dated June 19, 2019 by and between the Registrant and Blue Citi LLC, incorporated by reference to Exhibit 4.3 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 20, 2019

10.13	Amendment to Amendment and Forbearance Agreement, dated June 21, 2019, by and between the Registrant and Blue Citi LLC, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 26, 2019

10.14	Form of Exclusive License and Management Agreement entered into with Wala, Inc. on February 7, 2019, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 11, 2019

10.15	Form of Stock Purchase Rights Agreement entered into with Rory Welch on February 7, 2019, incorporated by reference to Exhibit 10.2 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 11, 2019

10.16	Form of Business Covenants Agreement entered into with Wala, Inc. and Rory Welch on February 7, 2019, incorporated by reference to Exhibit 10.3 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 11, 2019.

10.17	Form of Securities Purchase Agreement executed in connection with the issuance on April 15, 2019 of the convertible promissory note, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 19, 2019

10.18	Form of Common Stock Purchase Agreement executed in connection with the issuance in February 2019 of 418,451,781 shares of the Registrant’s common stock in exchange for $500,000, incorporated by reference to Exhibit 10.16 to Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on May 15, 2019

10.19	Form of Common Stock Purchase Warrant issued in February 2019 in connection with the Common Stock Purchase Agreement and the issuance thereunder, for a total of 218,413,977 warrants, incorporated by reference to Exhibit 10.17 to Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on May 15, 2019

10.20#	Employment Agreement, effective May 1, 2019, between the Registrant and Steven Dawson, incorporated by reference to Exhibit 10.18 to Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on May 15, 2019

10.21	LandStar, Inc. 2019 Omnibus Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 20, 2019

10.22	Asset Purchase Agreement dated 16 September 2019 by and among Data443 Risk Mitigation, Inc., DMBGroup, LLC, and all of the members of DMBGroup, LLC, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on 20 September 2019

10.23	Secured Promissory Note dated 16 September 2019 issued by Data443 Risk Management, Inc. in favor of DMBGroup, LLC in the original principal amount of $940,000, incorporated by reference to Exhibit 4.2 to Form 8-K as filed by the Registrant with the Securities and Exchange Commission on 20 September 2019

10.24*	Equity Financing Agreement by and between the Registrant and PAG Group, LLC, dated January 24, 2020]

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10.25*	Registration Rights Agreement by and between the Registrant and PAG Group, LLC, dated January 24, 2020]

10.26*	Commitment Note issued by the Registrant in favor of PAG Group, LLC, dated January 24, 2020

21.1*	List of subsidiaries of the Registrant

23.1*	Consent of Thayer O’Neal Company, LLC

23.2*	Consent of Spectrum Law Group, APC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

#	Denotes a management contract or compensatory plan or arrangement.
*	Filed herewith.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 29th day of January, 2020.

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jason Remillard his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jason Remillard	Chief Executive Officer and Director	January 29, 2020
Jason Remillard	(principal executive officer)

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